Exhibit (a)(1)(a)

ELECTRONIC DATA SYSTEMS CORPORATION

STOCK OPTION

EXCHANGE PROGRAM

TENDER OFFER STATEMENT

(“OFFER TO EXCHANGE”)

THE OFFER TO EXCHANGE AND WITHDRAWAL RIGHTS

EXPIRE AT 7:00 P.M., EASTERN TIME (U.S.),

ON 23 SEPTEMBER 2003,

UNLESS THE OFFER TO EXCHANGE IS EXTENDED BY

ELECTRONIC DATA SYSTEMS CORPORATION

25 August 2003

[GRAPHIC APPEARS HERE]

ELECTRONIC DATA SYSTEMS CORPORATION

STOCK OPTION

EXCHANGE PROGRAM

TENDER OFFER STATEMENT

(“OFFER TO EXCHANGE”)

This offer to exchange and withdrawal rights expire at 7:00 P.M., Eastern Time (U.S.), on 23 September 2003, unless we extend the offer to exchange.

You may exchange your outstanding vested and unvested eligible options to purchase shares of EDS’ common stock for new stock options that we will grant under the 2003 Incentive Plan of Electronic Data Systems Corporation, which we refer to herein as our Incentive Plan. Eligible options for purposes of this offer to exchange consist of:

•	options granted under our Incentive Plan before 1 October 2002 with a grant price of $33.00 per share or higher;

•	options granted under our EDS Global Share Plan in calendar years 2000 and 2001;

•	options granted under our PerformanceShare 1997 Nonqualified Stock Option Plan; and

•	options granted under our Transition Incentive Plan with a grant price of $33.00 per share or higher.

You are eligible to participate in the offer to exchange only if you are an employee of EDS or one of our subsidiaries on 25 August 2003 and hold eligible options. In order to participate in the offer to exchange, you must remain continuously employed through the date exchanged options are cancelled, and you must remain an employee through the date of the new option grant to receive the new options. Retirees, members of our Board of Directors and the executive officers listed on Schedule A – Information Concerning the Directors and Executive Officers of Electronic Data Systems Corporation attached hereto are ineligible to participate in this offer to exchange.

If you participate in this offer to exchange, the number of new options you receive will depend upon under which of our option plans your eligible options were granted. Exchanged options are any eligible options that you elect to exchange pursuant to this offer to exchange that are accepted for exchange by us. Your exchanged options will be exchanged for new options as follows:

•	for exchanged options issued under our EDS Global Share Plan or our PerformanceShare 1997 Nonqualified Stock Option Plan, one new option for every two eligible options; and

•	for exchanged options issued under our Incentive Plan or our Transition Incentive Plan, based on the grant price of such option, as follows:

Grant Price	Exchange Ratio (Eligible Option : New Option)
Less than $33.00	N/A
$33.00 through $45.00	1.5 : 1
$45.01 through $55.00	3.0 : 1
More than $55.00	2.5 : 1

The grant price per share of the new options will be equal to the mean of the high and low sales prices of our common stock as reported by the New York Stock Exchange on the date of grant, except that the grant price per share of the new options granted to tax residents of France and Italy will be as described in Schedule B – Guide to International Issues attached hereto.

We will grant the new options on the first business day that is at least 6 months and 1 day after the date on which we cancel the eligible options accepted for exchange, except in Belgium and France. We refer to this date as the new option grant date. We expect the new option grant date to be 24 March 2004, except in Belgium and France where the new option grant date will be as described in Schedule B – Guide to International Issues attached hereto. Each new option will be subject to a new vesting schedule that will begin on the new option grant date.

Our common stock is traded on the New York Stock Exchange under the symbol “EDS.” On 21 August 2003, the closing sale price of our common stock as reported by the New York Stock Exchange was $22.52 per share. We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether to elect to exchange your eligible options.

See “Risks of Participating in the Offer to Exchange” beginning on page 12 for a discussion of risks that you should consider before tendering your eligible options.

IMPORTANT

The information in this overview is not complete. You should carefully read this entire offer to exchange, the stock option exchange program frequently asked questions and the election form, which we collectively refer to as the exchange program documents. The offer to exchange is made subject to the terms and conditions of these documents as they may be amended. Additional important information is contained in the remainder of this offer to exchange and the other exchange program documents.

The offer to exchange ends at 7:00 P.M., Eastern Time (U.S.), on 23 September 2003, unless we extend the offer to exchange. We refer to this date and time as the expiration date. If we extend the offer to exchange, the term “expiration date” will refer to the time and date at which the extended offer to exchange expires.

If you wish to exchange your eligible options, your properly completed election must be RECEIVED in accordance with the instructions in this offer to exchange by no later than the expiration date.

We have different election processes, and the one you must follow depends on the country in which you are employed. You will generally need to access the Mellon Investor Services’ website (website address: http://www.corporate-action.net/EDS). EDS has engaged Mellon to assist it in administering the stock option exchange program. In order to access the website, you will need a Personal Identification Number (PIN). Your PIN is being forwarded to you, either by email or mail, with the exchange program documents.

If you are employed in a country other than Egypt, Hungary or Thailand, to elect to exchange your eligible options you must either:

•	By Internet. Elect to exchange your eligible options by properly completing the election process through the Mellon website, using your PIN to access the website. The website includes instructions on how to elect to exchange your eligible options. You may access the Mellon website at http://www.corporate-action.net/EDS.

•	By Telephone - Automated Response System. Elect to exchange your eligible options through Mellon’s automated response telephone election system, using your PIN as your personal identification. The automated response telephone election system includes instructions on how to elect to exchange your eligible options. You may access the automated response telephone election system 24 hours a day, 7 days a week, through any touch-tone telephone by dialing the following numbers: 888-337-6788 from within the U.S. and Canada or 201-829-0027 from outside the U.S. and Canada.

•	By Telephone - Customer Service Representative. We prefer that you elect to exchange your eligible options through the Mellon website or the automated response telephone election system.

However, you may also elect to exchange your eligible options by calling Mellon Investor Services, Monday through Friday, between the hours of 12:01 A.M. and 7:00 P.M., Eastern Time (U.S.), at 866-337-6781 from within the U.S. and Canada or 201-296-4177 from outside the U.S. and Canada and following the instructions of the Mellon customer service representative at such number. Mellon customer service representatives have been authorized to accept reverse charge calls.

In order for your election to be valid, your election must be RECEIVED by Mellon in accordance with these instructions by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003, unless extended by EDS.

If you are employed in Egypt, Hungary or Thailand, you will receive a paper packet with an instruction letter and election form. To elect to exchange your eligible options, you must return a completed, signed copy of your election form to the applicable EDS Human Resources Administrator at the applicable address described in the box below.

If employed in:

Egypt	Hungary	Thailand
Amal Ahmed 29 Emtedad Ramsis St. Commercial Professionals Syndicate Nasr City - Cairo Egypt	Andrea Kovács Egressy út 20. Budapest 1149 Hungary	Rungravee Oranonsiri 100/61 29th Fl., Sathorn Nakorn Tower Bangrak Bangkok Thailand 10500

If you are employed in Egypt, Hungary or Thailand, in order for your election to be valid, your election must be RECEIVED by the applicable EDS Human Resources Administrator in accordance with these instructions by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003, unless extended by EDS.

If you are employed in a country other than Egypt, Hungary or Thailand, to WITHDRAW your election to exchange eligible options, you must either:

•	By Internet. Withdraw your election to exchange eligible options by logging on to the Mellon website at http://www.corporate-action.net/EDS and following the instructions described on the website. Please note that if you log back onto the website and click any boxes, your previous election may be disregarded, and accordingly, you should follow all of the instructions to ensure your withdrawal is completed.

•	By Telephone - Automated Response System. Withdraw your election to exchange your eligible options through Mellon’s automated response telephone election system, using your PIN as your personal identification. The automated response telephone election system includes instructions on how to withdraw your election to exchange your eligible options. You may access the automated response telephone election system 24 hours a day, 7 days a week, through any touch-tone telephone by dialing the following numbers: 888-337-6788 from within the U.S. and Canada or 201-829-0027 from outside the U.S. and Canada.

•	By Telephone - Customer Service Representative. We prefer that you withdraw your election to exchange your eligible options through the Mellon website or the automated response telephone election system. However, you may also elect to withdraw your election to exchange your eligible options by calling Mellon Investor Services, Monday through Friday, between the hours of 12:01 A.M. and 7:00 P.M., Eastern Time (U.S.), at 866-337-6781 from within the U.S. and Canada or 201-296-4177 from outside the U.S. and Canada and following the instructions of the Mellon customer service representative at such number. Mellon customer service representatives have been authorized to accept reverse charge calls.

Unless you are employed in Egypt, Hungary or Thailand, in order to withdraw your election to exchange eligible options, your election to withdraw must be RECEIVED by Mellon in accordance with these instructions by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003. If we extend the offer to exchange beyond that time, you may withdraw your election to exchange eligible options at any time until the extended expiration date of the offer to exchange.

If you are employed in Egypt, Hungary or Thailand, to WITHDRAW your election to exchange eligible options, you must return a completed, signed copy of your election to withdraw to the applicable EDS Human Resources Administrator at the applicable address described in the box above.

If you are employed in Egypt, Hungary or Thailand, in order to withdraw your election to exchange eligible options, your election to withdraw must be RECEIVED by the applicable EDS Human Resources Administrator in accordance with these instructions by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003. If we extend the offer to exchange beyond that time, you may withdraw your election to exchange eligible options at any time until the extended expiration date of the offer to exchange.

Neither the Securities and Exchange Commission nor any state securities commission or non-U.S. regulatory authority has approved or disapproved of these securities or passed upon the accuracy or adequacy of this offer to exchange. Any representation to the contrary is a criminal offense.

You should direct questions about the offer to exchange or requests for additional copies of this offer to exchange and the other exchange program documents to a customer service representative at Mellon Investor Services, Monday through Friday, between the hours of 12:01 A.M. and 7:00 P.M., Eastern Time (U.S.), telephone number 866-337-6781 from within the U.S. and Canada or 201-296-4177 from outside the U.S. and Canada or by emailing Mellon at http://www.EDSinquiries@melloninvestor.com. Mellon customer service representatives have been authorized to accept reverse charge calls.

Offer to Exchange dated 25 August 2003.

You should rely only on the information contained in this offer to exchange. We have not authorized anyone to provide you with different information. We are not making an offer of the new options in any jurisdiction where the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to exchange to option holders in any of these jurisdictions. You should not assume that the information provided in this offer to exchange is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this offer to exchange. This offer to exchange summarizes various documents and other information. Those summaries are qualified in their entirety by reference to the documents and information to which they relate.

TABLE OF CONTENTS

SUMMARY TERM SHEET	1

RISKS OF PARTICIPATING IN THE OFFER TO EXCHANGE	12

THE OFFER TO EXCHANGE	14

1. Eligibility	14

2. Number of options; expiration date	14

3. Purpose of the offer to exchange	15

4. Procedures for electing to exchange options	16

5. Withdrawal rights	19

6. Acceptance of options for exchange and issuance of new options	20

7. Conditions of the offer to exchange	22

8. Price range of shares underlying the options	23

9. Source and amount of consideration; terms of new options	24

10. Information concerning EDS	28

11. Interests of directors and officers; transactions and arrangements concerning the options	28

12. Status of options acquired by us in the offer to exchange; accounting consequences of the offer to exchange	29

13. Legal matters; regulatory approvals	30

14. Material U.S. federal income tax consequences; material non-U.S. tax consequences	30

15. Extension of offer; termination; amendment	31

16. Fees and expenses	31

17. Additional information	32

18. Financial information	32

19. Factors that may affect future results	34

20. Miscellaneous	35

SCHEDULE A INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF ELECTRONIC DATA SYSTEMS CORPORATION	A-1

SCHEDULE B GUIDE TO INTERNATIONAL ISSUES	B-1

i

SUMMARY TERM SHEET

The following are answers to some of the questions that you may have about the offer to exchange. You should carefully read this entire offer to exchange, the stock option exchange program frequently asked questions and the election form. The offer to exchange is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this offer to exchange and the other exchange program documents. We have included in this summary references to other sections in this offer to exchange to help you find a more complete description of these topics.

Q1.	What is the offer to exchange?

A1.	The offer to exchange is a voluntary opportunity for eligible option holders to exchange vested and unvested eligible options for new options covering a smaller number of shares following a 6 month and 1 day waiting period. Eligible options are options granted under our Incentive Plan before 1 October 2002 with a grant price of $33.00 per share or higher, options granted under our PerformanceShare 1997 Nonqualified Stock Option Plan, options granted under our EDS Global Share Plan in calendar years 2000 and 2001 and options granted under our Transition Incentive Plan with a grant price of $33.00 per share or higher. Unless extended by us, the offer to exchange expires at 7:00 P.M., Eastern Time (U.S.), on 23 September 2003. We then intend to cancel the exchanged options later in the same day. The 6 month and 1 day waiting period will commence after the cancellation date. Except in Belgium and France, we expect to make the new grants on 24 March 2004. In Belgium and France, the new options will be granted on the date described in Schedule B – Guide to International Issues attached hereto. The new options will have a grant price equal to the mean of the high and low sales prices of our common stock as reported by the New York Stock Exchange on the new option grant date, except that the grant price for tax residents of France and Italy will be as described in Schedule B – Guide to International Issues attached hereto. (See Sections 1 and 9)

Q2.	Why are we making the offer to exchange?

A2.	Stock options are an important component of our reward strategy for employees. They allow you to share in any appreciation in our stock, facilitate a sense of ownership and align your interests and those of our stockholders. From our point of view, stock options help us to retain and motivate the talent we already have and encourage new recruits to the business. However, due to the sharp decline in our stock price, virtually all of our stock options granted before 31 December 2002, have grant prices higher than the current trading price of our common stock (commonly referred to as “underwater” options). This offer to exchange is designed to provide our eligible employees the opportunity to replace “underwater” options with options that will generally have a grant price equal to the fair market value of the shares on the new option grant date (commonly referred to as “at-the-money” options) and that may have greater potential to increase in value over time. We believe this will create better performance incentives for eligible employees and, as a result, maximize stockholder value. (See Section 3)

Q3.	What securities are we offering to exchange?

A3.	We are offering to exchange all outstanding, unexercised, eligible options, regardless of whether they are vested or unvested, held by eligible employees. Eligible options for purposes of the offer to exchange consist of:

•	options granted under our Incentive Plan before 1 October 2002 with a grant price of $33.00 per share or higher;

•	options granted under our EDS Global Share Plan in calendar years 2000 and 2001;

•	options granted under our PerformanceShare 1997 Nonqualified Stock Option Plan; and

•	options granted under our Transition Incentive Plan with a grant price of $33.00 per share or higher.

In exchange for eligible options, we will grant new options covering a smaller number of shares under our Incentive Plan following a 6 month and 1 day waiting period. If you elect to participate in the offer to exchange, then you must exchange all of your eligible options. (See Sections 2 and 9)

Q4.	Who is eligible to participate?

A4.	You are eligible to participate in the offer to exchange if you are an employee of EDS or one of our subsidiaries on 25 August 2003, you hold eligible options and you remain an employee through the date on which we cancel the eligible options exchanged pursuant to the offer to exchange. We refer to the date we cancel the eligible options exchanged pursuant to the offer to exchange as the cancellation date. Retirees, members of our Board of Directors and the executive officers listed on Schedule A – Information Concerning the Directors and Executive Officers of EDS attached hereto are ineligible to participate in the offer to exchange. (See Section 1)

To receive a new option, you must remain an employee of EDS or one of our subsidiaries through the date on which the new options are granted, which will be the first business day that is at least 6 months and 1 day after the cancellation date, except in Belgium and France. We refer to this date as the new option grant date. If we do not extend the offer to exchange, we expect the new option grant date will be 24 March 2004, except in Belgium and France where the new option grant date will be as described in Schedule B – Guide to International Issues attached hereto. (See Section 1)

Q5.	Are employees outside of the United States eligible to participate?

A5.	Yes. All employees of EDS or any of our subsidiaries on 25 August 2003, are eligible to participate other than retirees, members of our Board of Directors and the executive officers listed on Schedule A – Information Concerning the Directors and Executive Officers of EDS attached hereto. (See Section 1)

If you are a tax resident of, or subject to the tax laws of, a country other than the U.S., please be sure to read Schedule B – Guide to International Issues of this offer to exchange dealing with the applicable tax consequences of the offer to exchange in certain countries. (See Section 14)

Q6.	If you are on an approved leave of absence or go on an approved leave of absence before the offer to exchange expires, can you still exchange eligible options?

A6.	Yes. If you are an eligible employee on an approved leave of absence or plan to go on an approved leave of absence for any reason before the expiration date of the offer to exchange, you may participate in this program and exchange your eligible options.

You must be employed by EDS or one of our subsidiaries through the new option grant date in order to receive a new option. If you are on an approved leave of absence and still employed by EDS or one of our subsidiaries on the new option grant date, you will receive a new option.

Q7.	When does this offer to exchange end?

A7.	This offer to exchange ends at 7:00 P.M., Eastern Time (U.S.), on 23 September 2003. We refer to this date and time as the expiration date, unless we extend the period during which the offer to exchange will remain open. If we extend the offer to exchange, the term expiration date will refer to the time and date at which the extended offer to exchange expires. If we extend the offer to exchange, we will issue a public announcement regarding the extension. (See Section 2)

Q8.	How many new options will you receive in exchange for your eligible options that you elect to exchange?

A8.	Subject to the terms of this offer to exchange and upon our acceptance of your properly tendered eligible options, the number of new options you receive will depend upon under which of our option plans the eligible options were granted. Exchanged options are any eligible options that you elect to exchange pursuant to this offer to exchange that are accepted for exchange by us. Your exchanged options will be exchanged for new options as follows:

•	for exchanged options issued under our EDS Global Share Plan or our PerformanceShare 1997 Nonqualified Stock Option Plan, one new option for every two eligible options; and

•	for exchanged options issued under our Incentive Plan or our Transition Incentive Plan, based on the grant price of such option, as follows:

Grant Price	Exchange Ratio (Eligible Option : New Option)
Less than $33.00	N/A
$33.00 through $45.00	1.5 : 1
$45.01 through $55.00	3.0 : 1
More than $55.00	2.5 : 1

The number of option shares that you receive will be rounded up to the nearest whole share, and will be subject to adjustment for any stock splits, subdivisions, combinations, stock dividends and similar events that occur after the cancellation date but before the new option grant date. (See Section 2)

EXAMPLE

To illustrate how the exchange ratios work, we’ll assume that you have the following four eligible options: an option for 100 shares issued under our EDS Global Share Plan with a grant price of $42.00 per share; an option for 200 shares issued under our PerformanceShare 1997 Nonqualified Stock Option Plan with a grant price of $37.375 per share; an option to purchase 600 shares issued under our Incentive Plan with a grant price of $48.00 per share; and an option for 700 shares issued under our Transition Incentive Plan with a grant price of $58.00 per share. The following chart illustrates how these exchange ratios will work:

Plan	Number of Eligible Options	Exchange Ratio	Shares of Common Stock Subject to New Option
EDS Global Share Plan	100	2.0 for 1	50
PerformanceShare Plan	200	2.0 for 1	100
Incentive Plan	600	3.0 for 1	200
Transition Incentive Plan	700	2.5 for 1	280
Total	1,600		630

New options will be granted under our Incentive Plan. All new options will be nonstatutory options for U.S. federal income tax purposes. (See Sections 2 and 9)

Q9.	Why isn’t the most recent Global Share grant included?

A9.	The options granted under our EDS Global Share Plan in 2002 are excluded from the offer to exchange because their high grant price and remaining exercise term would cause them to be exchangeable for a new option for only a small fraction of a share. In other words, the option pricing model used to establish the exchange ratios indicated an exchange of the entire grant for options of equivalent value would not result in even one single new option.

Q10.	You hold Global Share options that were scheduled to expire on 1 August 2003; will those options be eligible for the offer to exchange?

A10	Yes. The expiration date of the options granted under the Global Share Plan originally scheduled to expire on 1 August 2003 was extended to 31 December 2003 to permit the holders of those options to participate in the offer to exchange.

Q11.	How were the exchange ratios determined and why are they different for different options?

A11.	We used an option pricing model to estimate the theoretical value of each option. Using this model, we assigned a value to eligible options and to new options. We then determined the ratio of old to new options that would make the exchange approximately equivalent in value. (See Section 3)

Q12.	Why isn’t the exchange ratio simply one-for-one?

A12.	The exchange ratios have been developed to be fair to you and responsible to our stockholders. Our stock option program must balance the interests of both employees and stockholders. As an employee, you may benefit by replacing your underwater options with new options that are at-the-money on the new option grant date. Stockholders may also benefit because this program will give us the potential to significantly reduce the total number of options outstanding. (See Section 3)

Q13.	If you elect to exchange an eligible option, do you have to elect to exchange all of your eligible options?

A13.	Yes. You must elect to exchange all of your eligible options if you want to participate in the offer to exchange. In other words, you may not elect to exchange some of your eligible options and keep the balance of your eligible options. (See Section 2)

Q14.	What are the conditions to the offer to exchange?

A14.	Participation in the offer to exchange is completely voluntary. The completion of the offer to exchange is subject to a number of customary conditions that are described in Section 7 of this offer to exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange any properly tendered eligible options. Prior to the expiration date of the offer to exchange and subject to applicable law, we reserve the right to amend the offer to exchange for any or no reason. (See Section 7) Also, our acceptance of your eligible options will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer to exchange. (See Section 4)

Q15.	Are there any eligibility requirements that you must satisfy after the expiration date of the offer to exchange to receive the new options?

A15.	To receive a grant of new options under the terms of the offer to exchange you must be employed by us or one of our subsidiaries through the new option grant date. (See Section 1)

As discussed below, we will grant new options to you on the first business day that is at least 6 months and 1 day after the cancellation date, except in Belgium and France. We expect that the new option grant date will be 24 March 2004, except in Belgium and France where the new option grant date will be as described in Schedule B – Guide to International Issues attached hereto. During the second quarter of 2003, we announced an initiative to reduce costs and streamline our organizational structure. As part of this initiative, we expect that we will reduce our global workforce by approximately 2% and pursue the sale of assets outside of our core IT and business process outsourcing business. We are currently evaluating our options with respect to businesses outside of our core IT and business process outsourcing business, including the possible sale of one or more of these businesses. In addition, we may reduce our workforce by more than 2% in connection with our ongoing transformation efforts or otherwise. If, as part of this initiative or otherwise, you do not remain employed by us or one of our subsidiaries through the new option grant date, you will not receive any new options or other compensation in exchange for the eligible options that you tendered and that we accepted for exchange and subsequently cancelled. Unless otherwise expressly provided by the applicable laws of a non-U.S. jurisdiction, your employment with us or one of our subsidiaries remains “at will” and can be terminated by you or us or one of our subsidiaries at any time, with or without cause or notice. (See Section 1)

Q16.	When will you receive your new options?

A16.	We will grant the new options on the new option grant date, which we expect to be 24 March 2004, except in Belgium and France where the new option grant date will be as described in Schedule B – Guide to International Issues attached hereto. Except in Belgium and France, the new option grant date will be the first business day that is at least 6 months and 1 day after the date on which we cancel the eligible options accepted for exchange. We will not grant the new options before the new option grant date.

We will send you notification that we have accepted your tendered eligible options for exchange and that we will issue to you the new options in accordance with and subject to the terms and conditions of this offer to exchange promptly after the expiration date of the offer to exchange. (See Section 6)

Q17.	When will the eligible options you elect to exchange be cancelled?

A17.	The eligible options you elect to exchange will be cancelled no later than the first business day following the expiration date of this offer to exchange. We refer to this date as the cancellation date. If we do not extend the offer to exchange, we expect that the cancellation date will be 23 September 2003. Accordingly, we expect that the new options will be granted on 24 March 2004, except in Belgium and France where the new options will be granted on the date described in Schedule B – Guide to International Issues attached hereto. (See Section 6)

Q18.	Why won’t you receive your new options immediately after the expiration date of the offer to exchange?

A18.	Published rules of the Financial Accounting Standards Board require options granted within 6 months of cancelled options to be treated as a variable expense to earnings. This means that we would be required to record the non-cash accounting impact of increases in our stock price as a compensation expense if we issued new options immediately. We would have to continue this variable accounting for these new options until they were exercised, forfeited or terminated. The higher the market value of our shares, the greater the compensation expense we would have to record. By deferring the grant of the new options for at least 6 months and 1 day, we believe that we will not have to treat the new options as a variable expense to earnings. (See Section 12)

Q19.	If you elect to participate in the offer to exchange, will you be eligible to receive other option grants before you receive your new options?

A19.	No. If you accept the offer to exchange, you cannot receive any other option grants before you receive your new options. We will defer granting you these other options to avoid incurring compensation expense against our earnings because of accounting rules that could apply to these interim option grants as a result of the offer to exchange. (See Section 6)

Q20.	Is this an option repricing?

A20.	No. The Financial Accounting Standards Board has adopted rules that result in unfavorable accounting consequences for companies that reprice options. If we repriced your options, our potential for profitability in the future could be significantly reduced because we would be required to record a charge against earnings with respect to any future appreciation of the repriced options. (See Section 12)

Q21.	Why can’t we just grant you additional options?

A21.	Because of the large number of underwater options outstanding, granting additional options covering the same aggregate number of shares of common stock as the outstanding eligible options would have a severe negative impact on our potential dilution, outstanding shares and earnings per share. Additionally, we have a limited number of options that we may grant without stockholder approval, and our current reserves must be conserved for ongoing grants and new hires. (See Section 3)

Q22.	Will you be required to give up all of your rights under the cancelled options?

A22.	Yes. Once we have accepted eligible options that you tender for exchange, your exchanged options will be cancelled and you will no longer have any rights under those exchanged options. We intend to cancel all eligible options accepted for exchange on the cancellation date, which will be no later than the first business day following the expiration of the offer to exchange. We expect the cancellation date to be 23 September 2003. (See Section 6)

Q23.	What will the grant price of the new options be?

A23.	The grant price per share of the new options will be the mean of the high and low sales prices of our common stock as reported by the New York Stock Exchange on the new option grant date, which is expected to be 24 March 2004, except in Belgium and France where the new option grant date will be as described in Schedule B – Guide to International Issues attached hereto. However, the grant price per share of the new options granted to tax residents of France and Italy will be as described in Schedule B – Guide to International Issues attached hereto. (See Section 9)

We cannot predict the grant price of the new options. Because we will grant new options no earlier than the first business day that is at least 6 months and 1 day after the date on which we cancel the eligible options accepted for exchange, the new options may have a higher grant price than some or all of your eligible options. (See Section 9)

Q24.	When will the new options vest?

A24.	All new options granted in exchange for eligible options granted under our EDS Global Share Plan or our PerformanceShare 1997 Nonqualified Stock Option Plan will fully vest on the first anniversary of the new option grant date. All new options granted in exchange for eligible options granted under our Incentive Plan or Transition Incentive Plan will vest 50% on the first anniversary of the new option grant date and 25% on each of the second and third anniversaries of the new option grant date. Any prior or scheduled future vesting of eligible options will be disregarded. (See Section 9)

Q25.	What if another company acquires us in a merger or stock acquisition?

A25.	Although we do not currently anticipate any such merger or acquisition, if we merge or consolidate with or are acquired by another entity between the expiration date and the new option grant date, we would anticipate that the surviving entity would honor our plans to grant the new options under the same terms as provided in this offer to exchange. However, the terms under which any such options might be granted would depend upon the terms of any such transaction as approved by the EDS Board of Directors. While we would seek to make provision in the acquisition agreement for the granting of the new options or options of an acquiror, we cannot guarantee what, if any, provision would be made. As a result, we cannot guarantee that any new options would be granted by the acquiror in the event of such an acquisition. Therefore, it is possible that you could give up your eligible options and not receive any new options from the acquiring corporation. (See Section 9)

You should be aware that a merger or acquisition could significantly affect our stock price, including potentially substantially increasing the price of our shares. Depending on the timing and structure of such a transaction, you might lose the benefit of any price appreciation in our common stock resulting from a merger or acquisition. The grant price of any new options granted to you after the announcement of a merger, consolidation or acquisition of EDS would reflect any appreciation in our stock price resulting from the announcement, and could therefore exceed the grant price of your eligible options. This could result in option holders who do not participate in this offer to exchange receiving a greater financial benefit than option holders who do participate. In addition, your new options may be exercisable for stock of the acquiror, not EDS common stock, while option holders who decide not to participate in this offer to exchange could exercise their eligible options before the effective date of the merger or acquisition and sell their EDS common stock before the effective date. (See Section 9)

Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the grant of the new options under this option exchange program. Termination of your employment for this or any other reason before the new options are granted means that you will receive neither new options nor any other compensation for your cancelled eligible options. (See Section 9)

Q26.	Are there circumstances under which you would not be granted new options?

A26.	Yes. If, for any reason, you are no longer an employee of us or one of our subsidiaries on the new option grant date, you will not receive any new options. During the second quarter of 2003, we announced an initiative to reduce costs and streamline our organizational structure. As part of this initiative, we expect that we will reduce our global workforce by approximately 2% and pursue the sale of assets outside of our core IT and business process outsourcing business. We are currently evaluating our options with respect to businesses outside of our core IT and business process outsourcing business, including the possible sale of one or more of these businesses. In addition, we may reduce our workforce by more than 2% in connection with our ongoing transformation efforts or otherwise. If, as part of this initiative or otherwise, you do not remain employed by us or one of our subsidiaries through the new option grant date, you will not receive any new options or other compensation in exchange for the eligible options that you tendered and that we accepted for exchange and subsequently cancelled. Unless otherwise expressly provided by the applicable laws of a non-U.S. jurisdiction, your employment with us or one of our subsidiaries remains “at will” and can be terminated by you or us or one of our subsidiaries at any time, with or without cause or notice. (See Section 1)

Moreover, even if we accept your eligible options, we will not grant new options to you if we are prohibited from doing so by applicable law. For example, we could become prohibited from granting new options as a result of changes in SEC rules, regulations or policies, New York Stock Exchange listing requirements or the laws of a non-U.S. jurisdiction. We do not currently anticipate any such prohibitions. (See Section 13)

Q27.	What happens to your options if you do not elect to exchange your eligible options or we do not accept your eligible options?

A27.	If you do not elect to exchange your eligible options or we do not accept your eligible options, such options will remain outstanding until they expire by their terms and retain their current grant price and current vesting schedule. (See Section 6)

Q28.	Why would we not elect to accept your eligible options?

A28.	We have reserved the right to reject any election form or options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. (See Section 4)

Q29.	Will you have to pay taxes if you exchange your eligible options in the offer to exchange?

A29.	If you exchange your eligible options for new options, you should not be required under current law to recognize income for U.S. federal income tax purposes either at the time you agree to exchange the option or at the time the new option is granted to you pursuant to the offer to exchange. All new options will be granted as nonqualified stock options for U.S. federal income tax purposes. When an option holder exercises a new option, the difference between the grant price of the new option and the fair market value of the shares subject to the new option on the date of exercise will be compensation income for U.S. federal income tax purposes taxable to the option holder. (See Section 14)

If you are a tax resident of, or subject to the tax laws of, a country other than the United States, the tax consequences of participating in the offer to exchange may be different for you. Please be sure to read the discussion in this offer to exchange regarding the potential tax consequences in the country in which you are subject to tax. (See Section 14 and Schedule B – Guide to International Issues attached hereto.)

For all employees, we recommend that you consult with your own tax advisor to determine the personal tax consequences to you of participating in the offer to exchange. If you are a resident of, or subject to the tax laws of, more than one country, you should be aware that there may be other tax and social insurance consequences which may apply to you.

Q30.	Will your new options be incentive stock options or nonqualified stock options for U.S. tax purposes?

A30.	Your new options will be nonqualified stock options for U.S. tax purposes. We recommend that you read the tax discussion in this offer to exchange and discuss the personal tax consequences to you with your tax advisor. (See Sections 9 and 14 and Schedule B – Guide to International Issues attached hereto)

Q31.	When will your new options expire?

A31.	Each new option granted in exchange for eligible options granted under our EDS Global Share Plan or PerformanceShare 1997 Nonqualified Stock Option Plan will have a term of four years from the new option grant date, except in the United Kingdom, Belgium and France where the new options will have a term of five years from the new option grant date as described in Schedule B – Guide to International Issues attached hereto. (See Section 9) Each new option granted in exchange for eligible options granted under our Incentive Plan or Transition Incentive Plan will have a term of six years from the new option grant date. (See Section 9)

Q32.	Can the offer to exchange be extended, and if so, how will we notify you if the offer to exchange is extended?

A32.	The offer to exchange expires at 7:00 P.M., Eastern Time (U.S.), on 23 September 2003, unless we extend it. We may, in our discretion, extend the offer to exchange at any time, but we do not currently expect to do so. If we extend the offer to exchange, we will issue a press release or other public announcement disclosing the extension no later than 9:00 A.M., Eastern Time (U.S.), on the next business day following the previously scheduled expiration date of the offer to exchange. (See Section 2)

Q33.	How do you elect to exchange your eligible options?

A33.	We have different election processes, and the one you must follow depends on the country in which you are employed. You will generally need to access the Mellon Investor Services’ website (website address: http://www.corporate-action.net/EDS). EDS has engaged Mellon to assist it in administering the stock option exchange program. In order to access the website, you will need a Personal Identification Number (PIN). Your PIN is being forwarded to you, either by email or mail, with the exchange program documents. (See Section 4)

If you are employed in a country other than Egypt, Hungary or Thailand, to elect to exchange your eligible options you must either:

•	By Internet. Elect to exchange your eligible options by properly completing the election process through the Mellon website, using your PIN to access the website. The website includes instructions on how to elect to exchange your eligible options. You may access the Mellon website at http://www.corporate-action.net/EDS.

•	By Telephone - Automated Response System. Elect to exchange your eligible options through Mellon’s automated response telephone election system, using your PIN as your personal identification. The automated response telephone election system includes instructions on how to elect to exchange your eligible options. You may access the automated response telephone election system 24 hours a day, 7 days a week, through any touch-tone telephone by dialing the following numbers: 888-337-6788 from within the U.S. and Canada or 201-829-0027 from outside the U.S. and Canada.

•	By Telephone - Customer Service Representative. We prefer that you elect to exchange your eligible options through the Mellon website or the automated response telephone election system. However, you may also elect to exchange your eligible options by calling Mellon Investor Services, Monday through Friday, between the hours of 12:01 A.M. and 7:00 P.M., Eastern Time (U.S.), at 866-337-6781 from within the U.S. and Canada or 201-296-4177 from outside the U.S. and Canada and following the instructions of the Mellon customer service representative at such number. Mellon customer service representatives have been authorized to accept reverse charge calls.

In order for your election to be valid, your election must be RECEIVED by Mellon in accordance with these instructions by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003, unless extended by EDS. (See Section 4)

If you are an employee in Egypt, Hungary or Thailand, you will receive a paper packet with an instruction letter and an election form. To elect to exchange your eligible options, you must return a completed, signed copy of your election form to the applicable EDS Human Resources Administrator at the applicable address described in the box below.

If employed in:

Egypt	Hungary	Thailand
Amal Ahmed 29 Emtedad Ramsis St. Commercial Professionals Syndicate Nasr City - Cairo Egypt	Andrea Kovács Egressy út 20. Budapest 1149 Hungary	Rungravee Oranonsiri 100/61 29th Fl., Sathorn Nakorn Tower Bangrak Bangkok Thailand 10500

If you are employed in Egypt, Hungary or Thailand, in order for your election to be valid, your election must be RECEIVED by the applicable EDS Human Resources Administrator in accordance with these instructions by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003, unless extended by EDS. (See Section 4)

Q34.	How will EDS and Mellon confirm that my election was received?

A34.	If you made your election through the Mellon website or through a customer service representative, your election can be confirmed by accessing the Mellon website. If the website box does not reflect your election within 24 hours of submission, please call a customer service representative at Mellon Investor Services at the number below. If you made your election through the automated response telephone system or you do not have access to the Mellon website, you should call Mellon Investor Services after a reasonable period of time has passed to confirm receipt of your election. Mellon customer service representatives are available Monday through Friday between the hours of 12:01 A.M. and 7:00 P.M., Eastern Time (U.S.), by calling 866-337-6781 from within the U.S. and Canada or 201-296-4177 from outside the U.S. and Canada. Mellon customer services representatives have been authorized to accept reverse charge calls. Additionally, promptly after the expiration date of the offer to exchange, we will send you notification as to whether we have accepted the eligible options you elected to exchange, and if so accepted that we will grant the new option to you in accordance with and subject to the terms and conditions of this offer to exchange. (See Sections 4 and 6)

Q35.	During what period of time may I withdraw my election to exchange eligible options?

A35.	You may withdraw your election to exchange eligible options that you previously elected to exchange at any time before the offer to exchange expires at 7:00 P.M., Eastern Time (U.S.), on 23 September 2003. If

we extend the offer to exchange beyond 23 September 2003, you may withdraw your election to exchange eligible options at any time before the extended expiration date of the offer to exchange.

Although we intend to accept all eligible options validly elected to be exchanged promptly after the expiration date, if we have not accepted your eligible options by 11:59 P.M., Eastern Time (U.S.), on 20 October 2003, you may withdraw your election to exchange eligible options. (See Section 5)

Q36.	What do I have to do to withdraw my election to exchange eligible options that I previously elected to exchange?

A36.	If you are employed in a country other than Egypt, Hungary or Thailand, to withdraw your election to exchange eligible options, you must either:

•	By Internet. Withdraw your election to exchange eligible options by logging on to the Mellon website at http://www.corporate-action.net/EDS and following the instructions described on the website. Please note that if you log back onto the website and click any boxes, your previous election may be disregarded, and accordingly, you should follow all of the instructions to ensure your withdrawal is completed.

•	By Telephone - Automated Response System. Withdraw your election to exchange your eligible options through Mellon’s automated response telephone election system, using your PIN as your personal identification. The automated response telephone election system includes instructions on how to withdraw your election to exchange your eligible options. You may access the automated response telephone election system 24 hours a day, 7 days a week, through any touch-tone telephone by dialing the following numbers: 888-337-6788 from within the U.S. and Canada or 201-829-0027 from outside the U.S. and Canada.

•	By Telephone - Customer Service Representative. We prefer that you withdraw your election to exchange your eligible options through the Mellon website or the automated response telephone election system. However, you may also withdraw your election to exchange your eligible options by calling Mellon Investor Services, Monday through Friday, between the hours of 12:01 A.M. and 7:00 P.M., Eastern Time (U.S.), at 866-337-6781 from within the U.S. and Canada or 201-296-4177 from outside the U.S. and Canada and following the instructions of the Mellon customer service representative at such number. Mellon customer service representatives have been authorized to accept reverse charge calls. (See Section 5)

Unless you are employed in Egypt, Hungary or Thailand, in order to withdraw your election to exchange eligible options, your election to withdraw must be RECEIVED by Mellon in accordance with these instructions by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003. If we extend the offer to exchange beyond that time, you may withdraw your eligible options at any time until the extended expiration date of the offer to exchange. (See Section 5)

If you are employed in Egypt, Hungary or Thailand, to withdraw your election to exchange eligible options, you must return a completed, signed copy of your election to withdraw to the applicable EDS Human Resources Administrator at the applicable address described in the box below. (See Section 5)

If employed in:

Egypt	Hungary	Thailand
Amal Ahmed 29 Emtedad Ramsis St. Commercial Professionals Syndicate Nasr City - Cairo Egypt	Andrea Kovács Egressy út 20. Budapest 1149 Hungary	Rungravee Oranonsiri 100/61 29th Fl., Sathorn Nakorn Tower Bangrak Bangkok Thailand 10500

If you are employed in Egypt, Hungary or Thailand, in order to withdraw your election to exchange eligible options, your election to withdraw must be RECEIVED by the applicable EDS Human Resources Administrator in accordance with these instructions by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003. If we extend the offer to exchange beyond that time, you may withdraw your eligible options at any time until the extended expiration date of the offer to exchange. (See Section 5)

Q37.	Are we making any recommendation as to whether you should exchange your eligible options?

A37.	No. We are not making any recommendation as to whether you should accept the offer to exchange your eligible options. You must make your own decision as to whether or not to accept the offer to exchange. For questions regarding personal tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or tax advisor. (See Section 3)

Q38.	Who can you talk to if you have questions about the offer to exchange or if you need additional copies of the offer to exchange documents?

A38.	For additional information or assistance, you should contact:

Mellon Investor Services

Customer Service Representatives

Available Monday through Friday between 12:01 A.M. and 7:00 P.M., Eastern Time (U.S.)

866-337-6781 (Calling from within the U.S. and Canada)

201-296-4177 (Calling from outside the U.S. and Canada)

(See Section 10)

RISKS OF PARTICIPATING IN THE OFFER TO EXCHANGE

Participation in the offer to exchange involves a number of risks, including those described below. This section briefly highlights some of these risks. This list does not include certain risks that may apply to you if you live or work outside the United States. If you live or work outside the United States, we strongly urge you to read Schedule B – Guide to International Issues attached to this offer to exchange. You should carefully consider these and other risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer to exchange. In addition, before deciding to participate in the offer to exchange, we strongly urge you to read the sections in this offer to exchange discussing tax consequences as well as the rest of this offer to exchange for a more in–depth discussion of risks that may apply to you.

Economic Risks

If the price of our common stock increases after the date on which your options are cancelled, your cancelled options might have been worth more than the new options that you have received in exchange.

For example, if you exchange eligible options with a grant price of $33.00 per share and the price of our common stock increases to $40.00 per share when the new options are granted, your new option will have a higher grant price than the cancelled option. Additionally, your new option will be for a smaller number of shares than the eligible options you exchanged.

If you participate in the offer to exchange, you will be ineligible to receive any additional option grants until 24 March 2004, at the earliest.

Employees generally are eligible to receive option grants at any time that we choose to make such grants. However, if you participate in the offer to exchange, you will not be eligible to receive any additional option grants until 24 March 2004, at the earliest.

If we are acquired by or merge with another company, you may not receive any new options and even if you do receive new options, your cancelled options might have been worth more than the new options that you receive in exchange for them.

Although we do not currently anticipate any such merger or acquisition, if we merge or consolidate with or are acquired by another entity between the expiration date and the new option grant date, we would anticipate that the surviving entity would honor our plans to grant the new options under the same terms as provided in this offer to exchange. However, the terms under which any such options might be granted would depend upon the terms of any such transaction as approved by the EDS Board of Directors. While we would seek to make provision in the acquisition agreement for the granting of the new options or options of an acquiror, we cannot guarantee what, if any, provision would be made. As a result, we cannot guarantee that any new options would be granted by the acquirer in the event of such an acquisition. Therefore, it is possible that you could give up your eligible options and not receive any new options from the acquiring corporation.

You should be aware that a merger or acquisition could significantly affect our stock price, including potentially substantially increasing the price of our shares. Depending on the timing and structure of such a transaction, you might lose the benefit of any price appreciation in our common stock resulting from a merger or acquisition. The grant price of any new options granted to you after the announcement of a merger, consolidation or acquisition of EDS would reflect any appreciation in our stock price resulting from the announcement, and could therefore exceed the grant price of your eligible options. This could result in option holders who do not participate in this offer to exchange receiving a greater financial benefit than option holders who do participate. In addition, your new options may be exercisable for stock of the acquiror, not EDS common stock, while option holders who decide not to participate in this offer to exchange could exercise their eligible options before the effective date of the merger or acquisition and sell their EDS common stock before the effective date.

Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the grant of the new options under this option exchange program.

Termination of your employment for this or any other reason before the new options are granted means that you will receive neither new options nor any other compensation for your cancelled eligible options.

If your employment terminates before we grant the new options, including as the result of a reduction-in-force, a sale by us of the operations in which you are employed or another company’s acquisition of us, you will neither receive a new option nor have any of your cancelled options returned to you.

Once we cancel the eligible options that you elect to exchange, all of your rights under the eligible options terminate. Accordingly, if your employment with us or our subsidiaries terminates for any reason, including as the result of a reduction-in-force, a sale by us of the operations in which you are employed or another company acquiring EDS, before the grant of the new options, you will not have the benefit of either the cancelled option or any new option.

During the second quarter of 2003, we announced an initiative to reduce costs and streamline our organizational structure. As part of this initiative, we expect that we will reduce our global workforce by approximately 2% and pursue the sale of assets outside of our core IT and business process outsourcing business. We are currently evaluating our options with respect to businesses outside of our core IT and business process outsourcing business, including the possible sale of one or more of these businesses. In addition, we may reduce our workforce by more than 2% in connection with our ongoing transformation efforts or otherwise. If, as part of this initiative or otherwise, you do not remain employed by us or one of our subsidiaries through the new option grant date, you will not receive any new options or other compensation in exchange for the eligible options that you tendered and that we accepted for exchange and subsequently cancelled.

Our revenues depend in part on the health of the economy, the financial stability of our customers and potential customers, and our ability to maintain a cost structure that enables us to compete efficiently in the markets in which we operate. At any time or from time to time, we may undertake various measures to reduce our expenses including, but not limited to, one or more reductions-in-force. Should your employment be terminated as part of any such reduction-in-force, you will not have the benefit of either the cancelled option or any new option.

If another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the new option grant date. If your employment terminates for this or any other reason before the new option grant date you will not receive a new option, nor will you receive any other compensation for your eligible options that were cancelled.

Tax Related Risks For Non-U.S. Residents

If you are an eligible employee residing outside of the United States and you take advantage of the offer to exchange, you may be liable for tax and social insurance contributions on the fair market value of the new options. Additionally, you may lose the ability to claim preferential tax treatment in connection with your new options. Further, you may have exchange control reporting obligations associated with the transfer of funds in connection with the new options or the ownership of foreign shares of stock. Attached as Schedule B – Guide to International Issues to this offer to exchange are short summaries of the general tax consequences of the offer to exchange in countries other than the United States. You should review the information carefully and consult your own tax advisor regarding your personal situation before deciding whether or not to participate in the offer to exchange.

Tax-Related Risks For Tax Residents of Multiple Jurisdictions

If you are a resident of or are otherwise subject to the tax laws of more than one country, you should be aware that there may be other tax and social insurance consequences that may apply to you. We urge you to consult your own tax advisor to discuss these consequences.

Business-Related Risks

For a description of certain risks related to our business, please see “Factors that may affect future results” in Section 19 of this offer to exchange.

THE OFFER TO EXCHANGE

1.	Eligibility.

You are an “eligible employee” if you are an employee of EDS or one of our subsidiaries on 25 August 2003, you hold eligible options and you remain an employee through the date on which we cancel the eligible options exchanged pursuant to the offer to exchange. We refer to the date we cancel the eligible options you elect to exchange pursuant to the offer to exchange as the cancellation date. Retirees, members of our Board of Directors and the executive officers listed on Schedule A – Information Concerning the Directors and Executive Officers of Electronic Data Systems Corporation attached hereto are ineligible to participate in the offer to exchange.

In order to receive a new option, you must remain employed by us or one of our subsidiaries through the new option grant date, which is the date on which the new options are granted, and will be the first business day that is at least 6 months and 1 day after the cancellation date, except in Belgium and France. If we do not extend the offer to exchange, we expect the new option grant date to be 24 March 2004, except in Belgium and France where the new option grant date will be as described in Schedule B – Guide to International Issues attached hereto.

If, for any reason, you do not remain an employee of EDS, one of our subsidiaries or a successor entity through the new option grant date, you will not receive any new options or other compensation in exchange for your eligible options that have been accepted for exchange. This means that if you quit, with or without a good reason, or die or we terminate your employment, with or without cause, before the new option grant date, you will not receive anything for the eligible options that you elected to exchange and that we cancelled. Unless expressly provided by the applicable laws of a non-U.S. jurisdiction, your employment with us or one of our subsidiaries will remain “at-will” and can be terminated by you or us or one of our subsidiaries at any time, with or without cause or notice.

During the second quarter of 2003, we announced an initiative to reduce costs and streamline our organizational structure. As part of this initiative, we expect that we will reduce our global workforce by approximately 2% and pursue the sale of assets outside of our core IT and business process outsourcing business. We are currently evaluating our options with respect to businesses outside of our core IT and business process outsourcing business, including the possible sale of one or more of these businesses. In addition, we may reduce our workforce by more than 2% in connection with our ongoing transformation efforts or otherwise. If, as part of this initiative or otherwise, you do not remain employed by us or one of our subsidiaries through the new option grant date, you will not receive any new options or other compensation in exchange for the eligible options that you tendered and that we accepted for exchange and subsequently cancelled.

2.	Number of options; expiration date.

Subject to the terms and conditions of the offer to exchange, we will accept outstanding, unexercised options granted under our Incentive Plan before 1 October 2002 with a grant price of $33.00 per share or higher, options granted under our PerformanceShare 1997 Nonqualified Stock Option Plan, options granted under our EDS Global Share Plan in calendar years 2000 and 2001 and options granted under our Transition Incentive Plan with a grant price of $33.00 per share or higher that are held by eligible employees and that are properly elected to be exchanged, and are not validly withdrawn before the expiration date, and we will exchange them for new options.

To participate in the offer to exchange, you must elect to exchange all of your eligible options. In other words, you may not elect to exchange some of your eligible options and keep the balance of your eligible options.

The number of new options you receive will depend upon under which of our option plans the eligible options were granted. Exchanged options are any options that you elect to exchange pursuant to this offer to exchange that are accepted for exchange by us. Subject to any adjustments for stock splits, subdivisions, combinations, stock dividends and similar events that occur after the cancellation date but before the new option grant date and subject to the other terms and conditions of the offer to exchange, your exchanged options will be exchanged for new options as follows:

•	for exchanged options issued under our EDS Global Share Plan or our PerformanceShare 1997 Nonqualified Stock Option Plan, one new option for every two eligible options; and

•	for exchanged options issued under our Incentive Plan or our Transition Incentive Plan, based on the grant price of such option, as follows:

Grant Price	Exchange Ratio (Eligible Option : New Option)
Less than $33.00	N/A
$33.00 through $45.00	1.5 : 1
$45.01 through $55.00	3.0 : 1
More than $55.00	2.5 : 1

Fractional shares will be rounded up to the nearest whole share. We will grant the new options under our Incentive Plan. All new options will be nonqualified options for U.S. federal income tax purposes and subject to the terms of the Incentive Plan. The form of option grant agreement and/or award certificate for the new options and the Incentive Plan are attached as exhibits to the Schedule TO with which this offer to exchange has been filed.

EXAMPLE

To illustrate how the exchange ratios work, we’ll assume that you have the following four eligible options: an option for 100 shares issued under our EDS Global Share Plan with a grant price of $42.00 per share; an option for 200 shares issued under our PerformanceShare 1997 Nonqualified Stock Option Plan with a grant price of $37.375 per share; an option to purchase 600 shares issued under our Incentive Plan with a grant price of $48.00 per share; and an option for 700 shares issued under our Transition Incentive Plan with a grant price of $58.00 per share. The following chart illustrates how these exchange ratios will work:

Plan	Number of Eligible Options	Exchange Ratio	Shares of Common Stock Subject to New Option
EDS Global Share Plan	100	2.0 for 1	50
PerformanceShare Plan	200	2.0 for 1	100
Incentive Plan	600	3.0 for 1	200
Transition Incentive Plan	700	2.5 for 1	280
Total	1,600		630

The expiration date for the offer to exchange will be 7:00 P.M., Eastern Time (U.S.), on 23 September 2003, unless we extend the offer to exchange. We may, in our discretion, extend the period of time during which the offer to exchange will remain open, in which event the expiration date shall refer to the latest time and date at which the extended offer to exchange expires. See Section 15 of this offer to exchange for a description of our rights to extend, terminate and amend the offer to exchange.

3.	Purpose of the offer to exchange.

Stock options are an important component of our reward strategy for employees. They allow you to share in any appreciation in our stock, facilitate a sense of ownership and align your interests and those of our stockholders. From our point of view, stock options help us to retain and motivate the talent we already have and encourage new recruits to the business. However, due to the sharp decline in our stock price, virtually all of our stock options granted before 31 December 2002 have grant prices higher than the current trading price of our common stock (commonly referred to as “underwater” options). This offer to exchange is designed to provide our eligible employees the opportunity to replace “underwater” options with options that will generally have a grant price equal to the fair market value of the shares on the new option grant date (commonly referred to as “at-the-money” options) and that may have greater potential to increase in value over time. We believe this will create better performance incentives for eligible employees and, as a result, maximize stockholder value. However, because we will not grant new options any earlier than the first business day that is at least 6 months and 1 day after the date on which we cancel the options accepted for exchange, the new options may have a higher exercise price than some or all of your eligible options.

The exchange ratios have been developed to be fair to you and responsible to our stockholders. We used a stock option pricing model to determine the appropriate exchange ratios.

We chose to make this offer instead of simply granting more options for a number of reasons. Because of the large number of outstanding underwater options, granting additional options covering the same aggregate number of shares of common stock as the outstanding eligible options would have a severe negative impact on our potential dilution, outstanding shares and earnings per share. Additionally, we have a limited number of options that we may grant without stockholder approval, and therefore our current reserves must be conserved for ongoing grants and new hires.

Subject to the above, and except as otherwise disclosed in this offer to exchange or in our filings with the SEC, we presently have no plans or proposals that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or any of our subsidiaries;

•	any material change in our present dividend rate or policy or our indebtedness or capitalization;

•	any change in our present Board of Directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•	any other material change in our corporate structure or business;

•	our common stock being delisted from a national securities exchange or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of additional securities or the disposition of our securities; or

•	any change in our charter or bylaws, or any actions which may impede the acquisition of control of us by any person.

Neither we nor our Board of Directors makes any recommendation as to whether you should accept this offer and elect to exchange your eligible options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this offer to exchange and to consult your own investment and tax advisors. You must make your own decision whether or not to elect to exchange your eligible options.

4.	Procedures for electing to exchange options.

If you wish to elect to exchange your eligible options, you must follow the instructions set forth below.

We have different election processes, and the one you must follow depends on the country in which you are employed. You will generally need to access the Mellon Investor Services’ website (website address: http://www.corporate-action.net/EDS). EDS has engaged Mellon to assist it in administering the stock option exchange program. In order to access the website, you will need a Personal Identification Number (PIN). Your PIN is being forwarded to you, either by email or mail, with the exchange program documents.

If you are employed in a country other than Egypt, Hungary or Thailand, to elect to exchange your eligible options you must either:

•	By Internet. Elect to exchange your eligible options by properly completing the election process through the Mellon website, using your PIN to access the website. The website includes instructions on how to elect to exchange your eligible options. You may access the Mellon website at http://www.corporate-action.net/EDS.

•	By Telephone - Automated Response System. Elect to exchange your eligible options through Mellon’s automated response telephone election system, using your PIN as your personal identification. The automated response telephone election system includes instructions on how to elect to exchange your eligible options. You may access the automated response telephone election system 24 hours a day, 7 days a week, through any touch-tone telephone by dialing the following numbers: 888-337-6788 from within the U.S. and Canada or 201-829-0027 from outside the U.S. and Canada.

•	By Telephone - Customer Service Representative. We prefer that you elect to exchange your eligible options through the Mellon website or the automated response telephone election system. However, you may also elect to exchange your eligible options by calling Mellon Investor Services, Monday through Friday, between the hours of 12:01 A.M. and 7:00 P.M., Eastern Time (U.S.), at 866-337-6781 from within the U.S. and Canada or 201-296-4177 from outside the U.S. and Canada and following the instructions of the Mellon customer service representative at such number. Mellon customer service representatives have been authorized to accept reverse charge calls.

In order for your election to be valid, your election must be RECEIVED by Mellon in accordance with these instructions by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003, unless extended by EDS.

If you are employed in Egypt, Hungary or Thailand, you will receive a paper packet with an instruction letter and election form. To elect to exchange your eligible options, you must return a completed, signed copy of your election form to the applicable EDS Human Resources Administrator at the applicable address described in the box below.

If employed in:

Egypt	Hungary	Thailand
Amal Ahmed 29 Emtedad Ramsis St. Commercial Professionals Syndicate Nasr City - Cairo Egypt	Andrea Kovács Egressy út 20. Budapest 1149 Hungary	Rungravee Oranonsiri 100/61 29th Fl., Sathorn Nakorn Tower Bangrak Bangkok Thailand 10500

If you are employed in Egypt, Hungary or Thailand, in order for your election to be valid, your election must be RECEIVED by the applicable EDS Human Resources Administrator in accordance with these instructions by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003, unless extended by EDS.

The delivery by you of all documents required to participate in the offer to exchange, including election forms, is your responsibility. Further, it is your responsibility to ensure that your election has been received in accordance with these instructions by the expiration date. You should be sure to keep any confirmations or receipts that you obtain when you send in your election, such as a print out of the website page. If you made your election through the Mellon website or through a customer service representative, your election can be confirmed by accessing the Mellon website. If the website box does not reflect your election within 24 hours of submission, please call a customer service representative at Mellon Investor Services at the number below. If you made your election through the automated response telephone system or you do not have access to the Mellon website, you should call Mellon Investor Services after a reasonable period of time has passed to confirm receipt of your election. Mellon customer service representatives are available Monday through Friday, between the hours of 12:01 A.M. and 7:00 P.M., Eastern Time (U.S.), by calling 866-337-6781 from within the U.S. and Canada or 201-296-4177 from outside the U.S. and Canada. Mellon customer services representatives have been authorized to accept reverse charge calls.

To participate in the offer to exchange, you must elect to exchange all of your eligible options. In other words, you may not elect to exchange some of your eligible options and keep the balance of your eligible options.

However, our receipt of your election form is not by itself an acceptance of the eligible options tendered for exchange. For purposes of the offer to exchange, we will be deemed to have accepted eligible options tendered for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance of eligible options for exchange. We may issue this notice by e-mail or other method of written or electronic communication. Eligible options accepted for exchange will be cancelled on the cancellation date, which we presently expect to be 23 September 2003.

Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept all properly tendered eligible options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer to exchange or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of eligible options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our sole discretion.

Our Acceptance Constitutes an Agreement.

Your election to exchange eligible options through the procedures described above constitutes your acceptance of the terms and conditions of the offer to exchange. Our acceptance of your eligible options elected to be exchanged by you through the offer to exchange will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer to exchange and the Incentive Plan under which new options will be granted.

In order to administer this offer to exchange, we must collect, use and transfer certain information regarding you and your option grants, and may have to pass that information on to third parties who are assisting with the offer to exchange. By submitting an election, you agree to such collection, use and transfer of your personal data by us, our subsidiaries and the third parties assisting us with the offer to exchange, but only for the purpose of administering your participation in this offer to exchange. By submitting an election, you also acknowledge and agree that:

•	the parties receiving this data may be located outside of your country, and the recipient’s country may have different data privacy laws and protections than yours;

•	the data will be held only as long as necessary to administer and implement the program;

•	you can request from us a list of the parties that may receive your data;

•	you can request additional information about how the data is stored and processed; and

•	you can request that the data be amended if it is incorrect.

You can withdraw your consent to the collection, use and transfer of your data by contacting us. You should note, however, that if you withdraw your consent, it may affect your ability to participate in this option exchange program. Please contact us, or your local Human Resources Administrator, if you have any questions.

5.	Withdrawal rights.

You may withdraw your election to exchange your eligible options only in accordance with the provisions of this section. You may withdraw your election to exchange your eligible options at any time before the offer to exchange expires at 7:00 P.M., Eastern Time (U.S.), on 23 September 2003. If we extend the offer to exchange beyond that time, you may withdraw your election to exchange your eligible options at any time until the extended expiration date of the offer to exchange.

In addition, although we intend to accept all validly tendered eligible options promptly after the expiration date of the offer to exchange, if we have not accepted your eligible options by 11:59 P.M., Eastern Time (U.S.), on 20 October 2003, you may withdraw your election to exchange your eligible options at any time thereafter.

To validly withdraw your election to exchange your eligible options, you must follow the procedures described in this section while you still have the right to withdraw your election.

If you are employed in a country other than Egypt, Hungary or Thailand, to withdraw your election to exchange eligible options, you must either:

•	By Internet. Withdraw your election to exchange eligible options by logging on to the Mellon website at http://www.corporate-action.net/EDS and following the instructions described on the website. Please note that if you log back onto the website and click any boxes, your previous election may be disregarded, and accordingly, you should follow all of the instructions to ensure your withdrawal is completed.

•	By Telephone - Automated Response System. Withdraw your election to exchange your eligible options through Mellon’s automated response telephone election system, using your PIN as your personal identification. The automated response telephone election system includes instructions on how to withdraw your election to exchange your eligible options. You may access the automated response telephone election system 24 hours a day, 7 days a week, through any touch-tone telephone by dialing the following numbers: 888-337-6788 from within the U.S. and Canada or 201-829-0027 from outside the U.S. and Canada.

•	By Telephone - Customer Service Representative. We prefer that you withdraw your election to exchange your eligible options through the Mellon website or the automated response telephone election system. However, you may also elect to withdraw your election to exchange your eligible options by calling Mellon Investor Services, Monday through Friday, between the hours of 12:01 A.M. and 7:00 P.M., Eastern Time (U.S.), at 866-337-6781 from within the U.S. and Canada or 201-296-4177 from outside the U.S. and Canada and following the instructions of the Mellon customer service representative at such number. Mellon customer service representatives have been authorized to accept reverse charge calls.

Unless you are employed in Egypt, Hungary or Thailand, in order to withdraw your election to exchange eligible options, your election to withdraw must be RECEIVED by Mellon in accordance with these instructions by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003. If we extend the offer to exchange beyond that time, you may withdraw your election to exchange eligible options at any time until the extended expiration date of the offer to exchange.

If you are employed in Egypt, Hungary or Thailand, to withdraw your election to exchange eligible options, you must return a completed, signed copy of your election to withdraw to the applicable EDS Human Resources Administrator at the applicable address described in the box below.

If employed in:

Egypt	Hungary	Thailand
Amal Ahmed 29 Emtedad Ramsis St. Commercial Professionals Syndicate Nasr City - Cairo Egypt	Andrea Kovács Egressy út 20. Budapest 1149 Hungary	Rungravee Oranonsiri 100/61 29th Fl., Sathorn Nakorn Tower Bangrak Bangkok Thailand 10500

If you are employed in Egypt, Hungary or Thailand, in order to withdraw your election to exchange eligible options, your election to withdraw must be RECEIVED by the applicable EDS Human Resources Administrator in accordance with these instructions by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003. If we extend the offer to exchange beyond that time, you may withdraw your election to exchange eligible options at any time until the extended expiration date of the offer to exchange.

You may not rescind any withdrawal, and any eligible options that you withdraw will be deemed not properly tendered for purposes of the offer to exchange, unless you properly re-elect to exchange those eligible options before the expiration date. To re-elect to exchange your withdrawn eligible options, you must submit a new election to Mellon or the applicable EDS Human Resources Administrator before the expiration date by following the procedures described in Section 4 above. This new election must be properly submitted, with a signature if required for your country of employment, and dated after your original election form and after your withdrawal. It must be properly completed.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in your withdrawal or any new election to exchange, nor will anyone incur any liability for failure to give such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal and new elections to exchange. Our determination of these matters will be final and binding.

The delivery of all documents required to participate in the offer to exchange, including any withdrawal on the website, by telephone or in hard copy, is your responsibility. Further, it is your responsibility to ensure that we have received your withdrawal prior to the expiration date. You should be sure to keep any confirmations or receipts that you obtain when you submit your withdrawal, such as a printout of the website page. If you do not have access to the Mellon website, you should call Mellon at the number below after a reasonable period of time has passed to confirm receipt of your election. If you do have access to the Mellon website and if the website box does not reflect your election within 24 hours of submission, please call a customer service representative at Mellon Investor Services, Monday through Friday between the hours of 12:01 A.M. and 7:00 P.M., Eastern Time (U.S.), telephone number 866-337-6781 from within the U.S. and Canada or 201-296-4177 from outside the U.S. and Canada.

6.	Acceptance of options for exchange and issuance of new options.

Upon the terms and conditions of the offer to exchange and promptly following the expiration date, we will accept for exchange and cancel eligible options properly elected for exchange and not validly withdrawn before the expiration date. Once the eligible options are cancelled, you will no longer have any rights with respect to those eligible options. Subject to the terms and conditions of this offer to exchange, if your eligible options are properly tendered by you for exchange and accepted by us, these eligible options will be cancelled as of the date of our acceptance, which we anticipate to be 23 September 2003. For purposes of the offer to exchange, we will be deemed to have accepted eligible options for exchange that are validly tendered and are not properly withdrawn as of the time when we give written notice to the option holders generally, or individually, of our acceptance for exchange of the eligible options. This notice may be made by press release, e-mail or other method of written or electronic communication. Subject to our rights to terminate the offer to exchange, discussed in Section 15 of this offer to exchange, we currently expect that we will accept promptly after the expiration date all properly tendered eligible options that are not validly withdrawn.

Subject to the terms and conditions of this offer to exchange, you will be granted a new option on the first business day that is at least 6 months and 1 day after the date on which we cancel the eligible options accepted for exchange, except in Belgium and France where the new options will be granted on the date described in Schedule B – Guide to International Issues attached hereto. All new options will be nonqualified stock options for U.S. federal income tax purposes. We will grant the new options under our Incentive Plan.

Therefore, subject to the terms and conditions of this offer to exchange, if your eligible options are properly elected to be exchanged by 7:00 P.M., Eastern Time (U.S.), on 23 September 2003, the scheduled expiration date of the offer to exchange, and are accepted for exchange by us and cancelled later on 23 September 2003, you will be granted a new option on 24 March 2004, except in Belgium and France where the new options will be granted on the date described in Schedule B – Guide to International Issues attached hereto. If we accept and cancel eligible options properly tendered for exchange after 23 September 2003, the date on which the new options will be granted will be similarly delayed. Promptly after the expiration date of the offer to exchange, we will send you written or electronic notification as to whether we have accepted the eligible options you elected to exchange, and if so accepted that we will issue to you the new options in accordance with and subject to the terms and conditions of this offer to exchange.

Subject to the terms of this offer to exchange and upon our acceptance of your properly tendered eligible options, the number of new options you receive will depend upon under which of our option plans the eligible options were granted. Exchanged options are any eligible options that you elect to exchange pursuant to this offer to exchange that are accepted for exchange by us. Subject to any adjustments for stock splits, subdivisions, combinations, stock dividends and similar events that occur after the cancellation date but before the new option grant date and subject to the other terms and conditions of the offer to exchange, your exchanged options will be exchanged for new options as follows:

•	for exchanged options issued under our EDS Global Share Plan or our PerformanceShare 1997 Nonqualified Stock Option Plan, one new option for every two eligible options; and

•	for exchanged options issued under our Incentive Plan or our Transition Incentive Plan, based on the grant price of such option, as follows:

Grant Price	Exchange Ratio (Eligible Option : New Option)
Less than $33.00	N/A
$33.00 through $45.00	1.5 : 1
$45.01 through $55.00	3.0 : 1
More than $55.00	2.5 : 1

Fractional shares will be rounded up to the nearest whole share. We will grant the new options under our Incentive Plan. All new options will be nonqualified options for U.S. federal income tax purposes and subject to the terms of the Incentive Plan. The form of option grant agreement and/or award certificate for the new options and the Incentive Plan are attached as exhibits to the Schedule TO with which this offer to exchange has been filed.

If, for any reason, you are not an employee of us or one of our subsidiaries through the new option grant date, you will not receive any new options or other compensation in exchange for your eligible options that have been cancelled pursuant to this offer to exchange.

If we accept eligible options you elect to exchange in the offer to exchange, we will defer granting to you any other options for which you otherwise may be eligible before the new option grant date. Consequently, we will not grant you any new options until at least 6 months and 1 day after any of your options have been cancelled. We will defer granting you these other options in order to avoid incurring compensation expense against our earnings as a result of accounting rules that could apply to these interim option grants as a result of the offer to exchange.

Options that you do not elect to exchange or that we do not accept for exchange will remain outstanding until they expire by their terms and retain their current grant price and current vesting schedule.

7.	Conditions of the offer to exchange.

Notwithstanding any other provision of the offer to exchange, we will not be required to accept any eligible options tendered for exchange, and we may terminate the offer to exchange, or postpone our acceptance and cancellation of any eligible options tendered for exchange, in each case, subject to Rule 13e–4(f)(5) under the Exchange Act, if at any time on or after the date this offer to exchange begins, and before the expiration date, any of the following events has occurred, or has been determined by us to have occurred:

•	there shall have been instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer to exchange or otherwise relating, in any manner, to the offer to exchange;

•	any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the offer to exchange, any of which might restrain, prohibit or delay completion of the offer to exchange or impair the contemplated benefits of the offer to exchange to us;

•	there shall have occurred:

•	any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

•	any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States;

•	in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including a decline of at least 10% in either the Dow Jones Industrial Average, the NASDAQ Index or the Standard & Poor’s 500 Index from the date of commencement of the offer to exchange;

•	the commencement of a war or other national or international calamity directly or indirectly involving the United States, which would reasonably be expected to affect materially or adversely, or to delay materially, the completion of the offer to exchange; or

•	if any of the situations described above existed at the time of commencement of the offer to exchange and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer to exchange;

•	as the term “group” is used in Section 13(d)(3) of the Exchange Act:

•	any person, entity or group acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer to exchange;

•	any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than 5% of our outstanding shares; or

•	any new group shall have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer to exchange or with such acceptance for exchange of eligible options;

•	there shall have occurred any change, development, clarification or position taken in generally accepted accounting standards that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer to exchange;

•	a tender or exchange offer, other than this offer to exchange by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed;

•	any event or events occur that have resulted or may result, in our reasonable judgment, in a material adverse change in our business or financial condition; or

•	any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to exchange to us (see Section 3 above for a description of the contemplated benefits of the offer to exchange to us).

If any of the above events occur, we may:

•	terminate the offer to exchange and promptly return all tendered eligible options to tendering holders;

•	complete and/or extend the offer to exchange and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer to exchange expires;

•	amend the terms of the offer to exchange; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer to exchange is open, complete the offer to exchange.

The conditions to the offer to exchange are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer to exchange. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.	Price range of shares underlying the options.

The shares underlying your options are traded on the New York Stock Exchange under the symbol “EDS”. The following table shows, for the periods indicated, the high and low sales prices per share of our common stock as reported by the New York Stock Exchange.

Calendar Year	High	Low
2001
First Quarter	$67.40	$50.90
Second Quarter	66.35	51.94
Third Quarter	66.80	53.40
Fourth Quarter	72.35	55.20
2002
First Quarter	$68.55	$55.90
Second Quarter	57.96	37.00
Third Quarter	44.00	10.09
Fourth Quarter	19.88	11.03
2003
First Quarter	$20.66	$14.20
Second Quarter	25.03	16.02
Third Quarter (through 21August)	23.27	20.70

On 21 August 2003, the last reported sale price of our common stock as reported by the New York Stock Exchange was $22.52 per share.

We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept the offer to exchange.

9.	Source and amount of consideration; terms of new options.

Consideration.

We will issue new options to purchase shares of our common stock under our Incentive Plan in exchange for the eligible outstanding options properly elected to be exchanged by you and accepted by us that will be cancelled. The number of new options you receive will depend upon under which of our option plans the eligible options were granted. Exchanged options are any options that you elect to exchange pursuant to this offer to exchange that are accepted for exchange by us. Subject to any adjustments for stock splits, subdivisions, combinations, stock dividends and similar events that occur after the cancellation date but before the new option grant date and subject to the other terms and conditions of the offer to exchange, your exchanged options will be exchanged for new options as follows:

•	for exchanged options issued under our EDS Global Share Plan or our PerformanceShare 1997 Nonqualified Stock Option Plan, one new option for every two eligible options; and

•	for exchanged options issued under our Incentive Plan or our Transition Incentive Plan, based on the grant price of such option, as follows:

Grant Price	Exchange Ratio (Eligible Option : New Option)
Less than $33.00	N/A
$33.00 through $45.00	1.5 : 1
$45.01 through $55.00	3.0 : 1
More than $55.00	2.5 : 1

Fractional shares shall be rounded up to the nearest whole share. If we receive and accept tenders from eligible employees of all options eligible to be tendered subject to the terms and conditions of this offer to exchange, new options to purchase a total of approximately 20,730,426 shares of our common stock, or approximately 4% of the total shares of our common stock outstanding as of 21 August 2003, will be issued.

Terms of New Options.

General. The new options will be nonqualified stock options for United States tax purposes and will be granted under our Incentive Plan. The terms and conditions of the new options will vary from the terms and conditions of the options that you tendered for exchange, but such changes generally will not be substantially different, except that (1) the new options will be granted on a date that is at least 6 months and 1 day after the date the eligible options are accepted for exchange and cancelled; (2) the grant price per share of the new options will be the mean of the high and low sales prices of our common stock as reported by the New York Stock Exchange on the new option grant date, except in France and Italy, where the grant price per share will be as described in Schedule B – Guide to International Issues attached hereto; and (3) the number of shares underlying the new options and their vesting and exercise periods will be determined as described below.

You should note that because we will not grant new options until at least the first business day that is at least 6 months and 1 day after the date on which we cancel the eligible options accepted for exchange, your new option may have a higher exercise price than some or all of the eligible options that you elect to exchange. If you are a resident of a country other than the United States, some additional terms or restrictions may apply to you. Please be sure to see the appropriate portion of Schedule B – Guide to International Issues attached hereto for any special terms or conditions which may apply to you.

Grant Price. The grant price per share of the new options will be equal to the mean of the high and low sales prices of our common stock as reported by the New York Stock Exchange on the new option grant date. However, the grant price per share of the new options granted to tax residents of France or Italy will be as described in Schedule B – Guide to International Issues attached hereto. Accordingly, we cannot predict the market price of the new options. Your new options may have a higher grant price than some or all of your current options.

Vesting. All new options granted in exchange for eligible options granted under our EDS Global Share Plan or PerformanceShare 1997 Nonqualified Stock Option Plan will fully vest on the first anniversary of the new option grant date. All new options granted in exchange for eligible options granted under our Incentive Plan or Transition Incentive Plan will vest 50% on the first anniversary of the new option grant date and 25% on each of the second and third anniversaries of the new option grant date. Any prior or scheduled future vesting of eligible options will be disregarded.

Term. Each new option granted in exchange for eligible options granted under our EDS Global Share Plan or PerformanceShare Plan will have a term of four years from the new option grant date, except in the United Kingdom, Belgium and France where the new options will have a term of five years from the new option grant date as described in Schedule B – Guide to International Issues attached hereto. Each new option granted in exchange for eligible options granted under our Incentive Plan or Transition Incentive Plan will have a term of six years from the new option grant date.

Exercise of New Options. To the extent vested and not expired, you may exercise your new options, in whole or in part, by contacting our stock option administrator. Information for contacting the administrator will be communicated in your new grant materials. Through the administrative procedures that have been established by the administrator, you can generally exercise your new options by telephone or the internet. For more details, contact Stock Plans Administration at 01-972-605-6140. The permissible methods of payment of the grant price generally include the following:

•	cash;

•	cashless exercise for cash, where the stock option administrator will sell all the shares issuable upon exercise of the options you elect to exercise at the current market price of our stock and deduct the aggregate grant price of the new options that were exercised from the proceeds payable to you; and

•	cashless exercise for stock, where the stock option administrator will sell that number of shares of our common stock issuable upon exercise of the options at the then current market price as is required to pay the aggregate grant price, and deliver to you the balance of the shares issued upon exercise.

Please note that all of these exercise methods may not be available with respect to residents of countries other than the United States. Please see Schedule B – Guide to International Issues if you are a resident of a country other than the United States.

General Terms of the Incentive Plan.

General. The following descriptions summarize the material terms of our Incentive Plan. Our statements in this offer to exchange concerning our Incentive Plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, all provisions of our Incentive Plan and the form of option grant agreement and/or award certificate under the plan, copies of which are attached as Exhibits to the Schedule TO with which this offer to exchange has been filed. You may contact us at Electronic Data Systems Corporation, 5400 Legacy Drive, Plano, Texas 75024-3199, Attention: EDS Stock Plans Administration (telephone: 972-604-6000), to receive a copy of our Incentive Plan and the form of option grant agreement and/or award certificate thereunder. We will promptly furnish you copies of these documents at our expense.

Administration. The maximum number of shares available for issuance through the exercise of options granted under our Incentive Plan is 111,540,202 shares. The Incentive Plan is administered by the Compensation and Benefits Committee of our Board of Directors, which we refer to as the administrator. The administrator has the authority to interpret the Incentive Plan and to adopt, amend or rescind such rules, regulations and guidelines for carrying out the Incentive Plan as it may deem necessary or proper. The administrator determines the employees to whom grants of options to acquire our common stock are made based on such factors as the administrator may deem relevant. The administrator also determines, subject to the terms and conditions of the Incentive Plan, the terms and conditions of the options, including the number of options, the effective date of grant and the option exercise period and vesting schedule.

Termination of Employment Before the New Option Grant Date.

If, for any reason, you are not an employee of us, or one of our subsidiaries from the date on which you elect to exchange your eligible options through the date on which we grant the new options, you will not receive any new options or any other compensation in exchange for your eligible options that have been accepted for exchange. This means that if you quit, with or without good reason, or die, or we terminate your employment, with or without cause, before the new option grant date, you will not receive anything for the eligible options that you elected to exchange and which we cancelled.

During the second quarter of 2003, we announced an initiative to reduce costs and streamline our organizational structure. As part of this initiative, we expect that we will reduce our global workforce by approximately 2% and pursue the sale of assets outside of our core IT and business process outsourcing business. We are currently evaluating our options with respect to businesses outside of our core IT and business process outsourcing business, including the possible sale of one or more of these businesses. In addition, we may reduce our workforce by more than 2% in connection with our ongoing transformation efforts or otherwise. If, as part of this initiative or otherwise, you do not remain employed by us or one of our subsidiaries through the new option grant date, you will not receive any new options or other compensation in exchange for the eligible options that you tendered and that we accepted for exchange and subsequently cancelled.

Termination of Employment After the New Option Grant Date.

In the event that either you or we terminate your employment after receiving a new option grant for any reason other than your death, retirement or permanent disability, you may exercise your option within 90 days after termination, but only to the extent that you are entitled to exercise it at termination. If you had been an employee since the date of your option grant and your employment terminates because of your death, retirement or permanent disability, all unvested options held by you will fully vest and you or your personal representatives, heirs or legatees may exercise any option held by you until the earlier of two years after your termination and the expiration of the option.

During the second quarter of 2003, we announced an initiative to reduce costs and streamline our organizational structure. As part of this initiative, we expect that we will reduce our global workforce by approximately 2% and pursue the sale of assets outside of our core IT and business process outsourcing business. We are currently evaluating our options with respect to businesses outside of our core IT and business process outsourcing business, including the possible sale of one or more of these businesses. In addition, we may reduce our workforce by more than 2% in connection with our ongoing transformation efforts or otherwise. If, as part of this initiative or otherwise, you do not remain employed by us or one of our subsidiaries through the new option grant date, you will not receive any new options or other compensation in exchange for the eligible options that you tendered and that we accepted for exchange and subsequently cancelled.

Events Occurring before the New Option Grant Date.

Although we do not currently anticipate any such merger or acquisition, if we merge or consolidate with or are acquired by another entity between the expiration date and the new option grant date, we would anticipate that the surviving entity would honor our plans to grant the new options under the same terms as provided in this offer to exchange. However, the terms under which any such options might be granted would depend upon the terms of any such transaction as approved by the EDS Board of Directors. While we would seek to make provision in the acquisition agreement for the granting of the new options or options of an acquiror, we cannot guarantee what, if any, provision would be made. As a result, we cannot guarantee that any new options would be granted by the acquiror in the event of such an acquisition. Therefore, it is possible that you could give up your eligible options and not receive any new options from the acquiring corporation.

You should be aware that a merger or acquisition could significantly affect our stock price, including potentially substantially increasing the price of our shares. Depending on the timing and structure of such a transaction, you might lose the benefit of any price appreciation in our common stock resulting from a merger or acquisition. The grant price of any new options granted to you after the announcement of a merger, consolidation or acquisition of EDS would reflect any appreciation in our stock price resulting from the announcement, and could therefore exceed the grant price of your eligible options. This could result in option holders who do not participate in this offer to exchange receiving a greater financial benefit than option holders who do participate. In addition, your new options may be exercisable for stock of the acquiror, not EDS common stock, while option holders who decide not to participate in this offer to exchange could exercise their eligible options before the effective date of the merger or acquisition and sell their EDS common stock before the effective date.

Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the grant of the new options under this option exchange program. Termination of your employment for this or any other reason before the new options are granted means that you will receive neither new options nor any other compensation for your cancelled eligible options.

If a change in our capitalization, such as a stock split, reverse stock split, subdivision, combination, stock dividend, reclassification or other similar event occurs after the cancellation date but before the new option grant date, an appropriate adjustment will be made to the number of shares subject to each option, without any change in the aggregate purchase price.

Events Occurring after the New Option Grant Date.

If a change in our capitalization, such as a stock split, reverse stock split, subdivision, combination, stock dividend, reclassification or other similar event, occurs after the new option grant date, an appropriate adjustment will be made to the number of shares subject to each option, without any change in the aggregate purchase price.

Our Incentive Plan provides that if we merge or are consolidated with another corporation, our Board of Directors will make appropriate adjustments to the number of shares of common stock covered by options and the grant price in respect of such options.

Transferability of Options.

New options may not be transferred, other than by will or the laws of descent and distribution. In the event of your death, issued options may be exercised by any person who acquires the right to exercise the option by bequest or inheritance.

Registration of Option Shares.

All of the shares of common stock issuable under the Incentive Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on registration statements on Form S-8 filed with the SEC. All the shares issuable upon exercise of all new options to be granted pursuant to the offer to exchange will be registered under the Securities Act. Unless you are one of our affiliates, you will be able to sell the shares issuable upon exercise of your new options free of any transfer restrictions under applicable U.S. securities laws.

U.S. Federal Income Tax Consequences.

You should refer to Section 14 of this offer to exchange for a discussion of the material U.S. federal income tax consequences of the new options and the options tendered for exchange, as well as the consequences of accepting or rejecting the new options under this offer to exchange. If you are a resident of or are otherwise subject to the tax laws of the United States, but are also subject to the tax laws of another country, you should be aware that there may be other tax and social insurance consequences which may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of participating in the offer to exchange.

Income Tax Consequences Outside the United States.

If you are a resident of or are otherwise subject to the tax laws of a country other than the United States, you should refer to Schedule B – Guide to International Issues of this offer to exchange for a discussion of the income tax consequences of electing to exchange eligible options and the new options, as well as the consequences of accepting or rejecting the new options under this offer to exchange. If you are subject to the tax laws of one of these countries, but also are subject to the tax laws of another country, you should be aware that there may be other tax and social insurance consequences which may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of participating in the offer to exchange.

10.	Information concerning EDS.

The address of our principal executive office is 5400 Legacy Drive, Plano, Texas 75024-3199, where the telephone number is (972) 604-6000. Our Internet address on the worldwide web is http://www.eds.com. Information contained on our website does not constitute a part of this offer to exchange.

EDS has been a leader in the global information technology (IT) services industry for over 40 years. We provide the strategies, solutions, services and products to help our clients manage the business and technology complexities of the digital economy, bringing together the world’s best technologies and processes to address our clients’ critical business imperatives.

The financial information included in our annual report on Form 10-K for the fiscal year ended 31 December 2002, and our quarterly reports on Form 10-Q for the quarters ended 31 March 2003 and 30 June 2003, are incorporated herein by reference. Please see Section 17 of this offer to exchange for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

11.	Interests of directors and officers; transactions and arrangements concerning the options.

A list of our directors and executive officers is attached to this offer to exchange as Schedule A. As of 21 August 2003, our executive officers and directors as a group (16 persons) beneficially owned options outstanding under all of our stock option plans to purchase a total of 1,031,239 shares of our common stock, which represented approximately 2% of the shares subject to all options outstanding as of that date. The options held by members of our Board of Directors and the executive officers listed on Schedule A – Information Concerning Directors and Executive Officers of Electronic Data Systems Corporation attached hereto are not eligible to be tendered in the offer to exchange.

The following table sets forth the beneficial ownership of our executive officers and directors of options outstanding as of 21 August 2003.

Name of Beneficial Owner	Number of Options to Purchase Common Stock on 21 August 2003
Michael H. Jordan	0
Anthony Affuso	43,750
D. Gilbert Friedlander	107,700
Jeffrey M. Heller	625,000
Scott J. Krenz	51,356
Dietmar Ostermann	49,000
Tina Sivinski	16,600
Robert H. Swan	0
James A. Baker	14,001
Roger A. Enrico	14,782
William H. Gray	13,101
Ray J. Groves	21,425
Fred Hassan	0
Ray L. Hunt	29,617
C. Robert Kidder	29,888
Judith Rodin	15,019

The following is a list of the stock and stock option transactions involving our executive officers and directors during the 60 days prior to and including 21 August 2003:

•	None

Except as otherwise described above, there have been no transactions in options to purchase our shares or in our shares which were affected during the 60 days prior to and including 21 August 2003 by EDS or, to the best of our knowledge, by any executive officer, director or affiliate of EDS.

12.	Status of options acquired by us in the offer to exchange; accounting consequences of the offer to exchange.

Eligible options we accept for exchange and acquire pursuant to this offer to exchange will be cancelled, and in the case of our Incentive Plan, the shares subject to those options will be returned to the pool of shares available under the Incentive Plan, and in the case of our other option plans, the shares subject to those options will not be available for reuse. The new options will be granted under our Incentive Plan. To the extent the shares underlying the cancelled eligible options granted under our Incentive Plan are not used in connection with the offer to exchange, they will be available for future grants.

If we were to grant the new options under a traditional stock option repricing, in which an employee’s eligible options would be immediately repriced, or on any date that is earlier than 6 months and 1 day after the date on which we cancel the eligible options accepted for exchange, we would be required for financial reporting purposes to treat the new options as a variable expense to earnings. This means that we would be required to record the non-cash accounting impact of increases in our stock price as a compensation expense for the new options issued under this offer to exchange. We would have to continue this variable accounting for these new options until they were exercised, forfeited or terminated. The higher the market value of our shares, the greater the compensation expense we would have to record. By deferring the grant of the new options for at least 6 months and 1 day, we believe that we will not have to treat the new options as a variable expense to earnings and will avoid these accounting charges. As a result, we believe that we will not incur any compensation expense solely as a result of the transactions contemplated by the offer to exchange.

13.	Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and issuance of new options as contemplated by the offer to exchange, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or taken or what the conditions imposed in connection with such approvals or actions would entail or whether the failure to obtain any such approval or take such other action would result in adverse consequences to our business. Our obligation under the offer to exchange to accept tendered eligible options for exchange and to issue new options for tendered eligible options is subject to the conditions described in Section 7 of this offer to exchange.

If we are prohibited by applicable laws or regulations from granting new options on the new option grant date, we will not grant any new options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the new option grant date we will not grant any new options and you will not receive any other compensation for the eligible options you tendered. The new option grant date is expected to be 24 March 2004, except in Belgium and France, where the new option grant date will be as described in Schedule B – Guide to International Issues attached hereto.

14.	Material U.S. federal income tax consequences; material non-U.S. tax consequences.

Material U.S. federal income tax consequences. The following is a general summary of the material U.S. federal income tax consequences of the exchange of eligible options pursuant to the offer to exchange. This discussion is based on the Internal Revenue Code, its legislative history, treasury regulations thereunder and administrative and judicial interpretations as of the date of this offer to exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are an eligible employee resident outside of the United States, we recommend that you consult with your own tax advisor to determine the tax and social insurance consequences of the offer to exchange under the laws of the country in which you reside.

Option holders who exchange eligible options for new options should not be required to recognize income for U.S. federal income tax purposes either at the time the option holder agrees to exchange the option or at the time the new option is granted pursuant to the offer to exchange. We believe that the exchange will be treated as a non-taxable exchange.

All new options will be granted as nonqualified stock options. When an option holder exercises the new option, the difference between the grant price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder.

We recommend all option holders considering exchanging their eligible options meet with their own tax advisers with respect to the federal, state and local tax consequences of participating in the offer to exchange.

If you are a resident of or are otherwise subject to the tax laws of more than one country, you should be aware that there may be other tax and social insurance consequences that may apply to you. We urge you to consult your own tax advisor to discuss these consequences.

Material non-U.S. tax consequences. Schedule B – Guide to International Issues attached hereto provides general information regarding material non-U.S. tax consequences of the exchange of options pursuant to the offer to exchange. These summaries are based on each jurisdiction’s current tax laws and regulations, all of which are subject to change, possibly on a retroactive basis. These summaries do not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders.

We recommend all option holders considering exchanging their eligible options meet with their own tax advisers with respect to the tax consequences of participating in the offer to exchange.

If you are a resident of or are otherwise subject to the tax laws of more than one country, you should be aware that there may be other tax and social insurance consequences that may apply to you. We urge you to consult your own tax advisor to discuss these consequences.

15.	Extension of offer; termination; amendment.

We expressly reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this offer to exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer to exchange is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which the offer to exchange is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 A.M., Eastern Time (U.S.), on the next business day after the previously scheduled expiration date.

We also expressly reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer to exchange and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this offer to exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e–4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event listed in Section 7 of this offer to exchange has occurred or is deemed by us to have occurred, to amend the offer to exchange in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to exchange to option holders or by decreasing or increasing the number of options being sought in the offer to exchange.

The minimum period during which the offer to exchange will remain open following material changes in the terms of the offer to exchange or in the information concerning the offer to exchange, other than a change in the consideration being offered by us or a change in the number of eligible options being sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in the offer to exchange or the consideration being offered by us for the eligible options in the offer to exchange, the offer to exchange will remain open for at least 10 business days from the date of notice of such modification. If any term of the offer to exchange is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer to exchange period so that at least 5 business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer to exchange, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, Eastern Time (U.S.).

16.	Fees and expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer to exchange.

17.	Additional information.

This offer to exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This offer to exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your eligible options:

•	our annual report on Form 10–K for our fiscal year ended 31 December 2002;

•	all reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the filing of such form 10-K and prior to the expiration of the offer to exchange, including quarterly reports on Form 10-Q and current reports on Form 8-K.

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1–800–SEC–0330. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov. In addition, we make these filings available free of charge on our website at www.eds.com/investor as soon as practicable after such material is electronically filed with the SEC.

Each person to whom a copy of this offer to exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at Electronic Data Systems Corporation, 5400 Legacy Drive, Plano, Texas 75024-3199, Attention: EDS Investor Relations, or telephoning EDS Investor Relations at telephone number 972-604-6000.

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this offer to exchange, you should rely on the statements made in the most recent document.

The information contained in this offer to exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer to exchange.

18.	Financial information.

The following selected financial data is derived from our consolidated financial statements, as filed with the SEC. The selected financial data should be read in conjunction with the consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31,2002, and our Quarterly Report on Form 10-Q for the period ended June 30, 2003. The summary consolidated financial information as of and for the six-month periods ended June 30, 2002 and 2003 are derived from our unaudited financial statements which, in our opinion, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such information. The results for the six months ended June 30, 2003 are not necessarily indicative of the results that may be achieved for the full year ending December 31, 2003. All amounts are in millions, except per share data:

	For the Years Ended December 31,					For the Six Months Ended June 30,
	1998(1)(2)	1999(1)(2)	2000(1)(2)	2001(1)(2)	2002	2002(1)	2003
Operating results
Revenues	$16,892	$18,401	$18,856	$21,141	$21,502	$10,661	$10,890
Cost of revenues	13,993	15,067	15,289	17,086	17,744	8,638	9,694
Selling, general and administrative	1,838	1,853	1,776	1,880	1,889	905	931
Acquired in-process R&D and other acquisition-related costs	42	—	24	144	—	—	—
Restructuring and other charges(3)	6	1,038	(22)	(15)	(3)	—	91
Operating income(4)	1,013	443	1,789	2,046	1,872	1,118	174

	For the Years Ended December 31,										For the Six Months Ended June 30,
	1998(1)(2)		1999(1)(2)		2000(1)(2)		2001(1)(2)		2002		2002(1)		2003
Other income (expense)(5)	65		180		(27)		102		(347)		(125)		(128)
Provision for income taxes	372		224		643		794		518		337		15
Income from continuing operations	706		399		1,119		1,354		1,007		656		31
Income (loss) from discontinued operations, net of income taxes	37		22		24		33		109		14		(2)
Cumulative effect on prior years of a change in accounting, net of income taxes(6)	—		—		—		(24)		—		—		(17)
Net income	743		421		1,143		1,363		1,116		670		12

Per share data
Basic earnings per share of common stock:
Income from continuing operations	$1.43		$0.82		$2.40		$2.88		$2.10		$1.37		$0.06
Net income	1.51		0.87		2.45		2.90		2.33		1.40		0.03
Diluted earnings per share of common stock:
Income from continuing operations	1.42		0.80		2.35		2.79		2.06		1.33		0.05
Net income	1.50		0.85		2.40		2.81		2.28		1.36		0.02
Cash dividends per share of common stock	0.60		0.60		0.60		0.60		0.60		0.30		0.30
Book value per share of common stock(7)													$15.12
Ratio of earnings to fixed charges(8)	3.5	x	2.2	x	4.3	x	4.6	x	3.7	x	4.7	x	1.1	x

	As of December 31,					As of June 30, 2003
	1998(1)(2)	1999(1)(2)	2000(1)(2)	2001(1)(2)	2002
Financial position
Current assets	$5,633	$5,877	$6,159	$7,374	$9,385	$10,849
Property and equipment, net	2,708	2,460	2,474	3,082	3,023	2,870
Other assets	3,185	4,185	4,059	5,897	6,472	6,591
Total assets	11,526	12,522	12,692	16,353	18,880	20,310
Current liabilities	3,443	4,691	3,955	4,012	6,129	5,836
Pension benefit liability	214	305	355	325	1,113	1,176
Long-term debt, less current portion	1,184	2,216	2,585	4,692	4,148	5,671
Minority interests and other long-term liabilities	406	508	529	644	417	378
Shareholders’ equity	5,916	4,535	5,139	6,446	7,022	7,236

(1)	Operating results for the six months ended June 30, 2002 and for each of the years in the four year period ended December 31, 2001 have been restated to conform to 2002 and 2003 presentation due to our reporting of certain activities as discontinued operations during 2002.
(2)	Effective January 1, 2002, we fully adopted SFAS No. 142, Goodwill and Intangible Assets. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized. Operating results include goodwill amortization in the pre-tax amounts of $173 million, $164 million, $153 million and $79 million for the years ended December 31, 2001, 2000, 1999 and 1998, respectively.
(3)	Restructuring and other charges included $1,038 million related to workforce reductions, the exit of certain business activities and consolidation of facilities, and the write-down of certain assets to fair value for the year ended December 31, 1999. Restructuring and other charges included $91 million, consisting of asset write-downs of $36 million, an executive severance charge of $7 million and a $48 million severance charge related to our former Chairman and Chief Executive Officer, for the six months ended June 30, 2003.
(4)	Operating income for the six months ended June 30, 2003 reflects the charges discussed in Note 3 and a $334 million loss associated with the NMCI contract.
(5)	Other income (expense) includes net investment gains (losses) in the pre-tax amounts of $(119) million, $344 million, $118 million, $94 million and $37 million for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively, and a pre-tax gain of $315 million resulting from the reclassification of certain available-for-sale securities into the trading securities classification upon adoption of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, for the year ended December 31, 2001.
(6)	Changes in accounting include the cumulative effect of the adoption of SFAS No. 133, as amended, comprised of a $37 million charge to income before a tax benefit of $13 million during the year ended December 31, 2001, and the cumulative effect of the adoption of SFAS No. 143, Accounting for Asset Retirement Obligations, comprised of a $25 million charge to operations before a tax benefit of $8 million during the six months ended June 30, 2003.
(7)	Book value per share is computed by dividing shareholders’ equity by the number of shares of common stock outstanding at the end of the period.
(8)	The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:
•	earnings consist of earnings before income taxes, cumulative effect of a change in accounting principle, minority interest in consolidated subsidiaries, and undistributed equity in income (losses) of affiliates, plus distributed income of equity investees, and fixed charges, less capitalized interest; and

•	fixed charges consist of total interest expense, including capitalized interest, dividends on redeemable preferred stock of subsidiaries and a portion of rentals for real and personal property deemed to be representative of the interest component of rent expense.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented.

19.	Factors that may affect future results.

The statements in this offer to exchange and the SEC reports referred to herein that are not historical statements are “forward-looking statements” . These forward-looking statements include statements regarding estimated revenues, operating margins, cash flows, capital expenditures, financing transactions, the impact of acquisitions and divestitures, the impact of client bankruptcies, the impact of the adoption of accounting standards and other forward-looking financial information. In addition, we have made in the past and may make in the future other forward-looking statements, including statements regarding future operating performance, short- and long-term revenue and earnings, the timing of the revenue, earnings and cash flow impact of new and existing contracts, liquidity, backlog, the value of new contract signings, business pipeline and industry growth rates and our performance relative thereto. Any forward-looking statement may rely on a number of assumptions concerning future events and be subject to a number of uncertainties and other factors, many of which are outside our control, that could cause actual results to differ materially from such statements. These include, but are not limited to, the following:

•	competition in the industries in which we conduct business and the impact of competition on pricing, revenues and margins;

•	the impact of general economic and other conditions on the discretionary spending of our existing clients and our ability to obtain new business;

•	the degree to which third parties continue to outsource IT and business processes;

•	the performance of current and future client contracts in accordance with our cost, revenue and cash flow estimates, including our ability to achieve any operational efficiencies modeled in our estimates;

•	for contracts with U.S. federal government clients, including our Navy Marine Corps Intranet contract, our ability to fully recover certain amounts in the event of the government’s cancellation of the contract or imposition of additional terms and conditions due to changes in government funding, deployment schedules or otherwise;

•	the inability to provide contract performance guarantees due to the cost or availability of surety bonds or letters of credit resulting from the general reduction in capacity of these markets or otherwise;

•	the impact of third-party benchmarking provisions in certain client contracts;

•	the impact, if any, on a historical and prospective basis of proposed accounting rules on the treatment of service contracts;

•	the impact of acquisitions and divestitures, including our ability to improve productivity and achieve synergies from acquired businesses;

•	our ability to attract and retain highly skilled personnel;

•	a reduction in the carrying value of our assets;

•	the impact of a bankruptcy of a significant client, including the impact of the WorldCom and US Airways bankruptcies, on the financial and other terms of our agreements with that client;

•	the termination of a significant client contract, including our contract with General Motors;

•	with respect to the funding of our pension plan obligations, the performance of our investments relative to our assumed rate of return;

•	changes in tax laws and interpretations and failure to obtain treaty relief from double taxation;

•	failure to obtain or protect intellectual property rights; and

•	fluctuations in foreign currency and exchange rates.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

20.	Miscellaneous.

We are not aware of any jurisdiction where the making of the offer to exchange is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer to exchange is not in compliance with any applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer to exchange will not be made to, nor will options be accepted from, the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your eligible options through the offer to exchange. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer to exchange other than the information and representations contained in this offer to exchange and in the related exchange program documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Electronic Data Systems Corporation

25 August 2003

SCHEDULE A

INFORMATION CONCERNING THE DIRECTORS

AND EXECUTIVE OFFICERS OF

ELECTRONIC DATA SYSTEMS CORPORATION

The executive officers and directors of Electronic Data Systems Corporation and their positions and offices as of 21 August 2003, are set forth in the following table:

Name	Position
Michael H. Jordan	Chairman and Chief Executive Officer, Director
Anthony Affuso	President, PLM Solutions
D. Gilbert Friedlander	Senior Vice President, General Counsel and Secretary
Jeffrey M. Heller	President and Chief Operating Officer, Director
Scott J. Krenz	Treasurer
Dietmar Ostermann	Chief Executive Officer of A.T. Kearney
Tina Sivinski	Senior Vice President of Human Resources
Robert H. Swan	Executive Vice President and Chief Financial Officer
James A. Baker	Director
Roger A. Enrico	Director
William H. Gray	Director
Ray J. Groves	Director
Fred Hassan	Director
Ray L. Hunt	Director
C. Robert Kidder	Director
Judith Rodin	Director

The address and telephone number of each director and executive officer is: c/o Electronic Data Systems Corporation, 5400 Legacy Drive, Plano, Texas 75024-3199; (972) 604-6000.

A-1

Schedule B

GUIDE TO INTERNATIONAL ISSUES

Table Of Contents

Table Of Contents	B-1
Argentina	B-2
Australia	B-3
Austria	B-4
Bahrain	B-5
Belgium	B-6
Brazil	B-8
Canada	B-9
China	B-11
Colombia	B-12
Czech Republic	B-13
Denmark	B-14
Egypt	B-16
Finland	B-17
France	B-18
Germany	B-21
Hong Kong	B-22
Hungary	B-23
India	B-24
Ireland	B-25
Israel	B-26
Italy	B-27
Japan	B-28
Korea	B-29
Luxembourg	B-30
Malaysia	B-32
Mexico	B-32
Netherlands	B-34
New Zealand	B-36
Norway	B-37
Poland	B-38
Portugal	B-39
Singapore	B-40
South Africa	B-41
Spain	B-42
Sweden	B-43
Switzerland	B-44
Taiwan	B-45
Thailand	B-46
United Kingdom	B-47
Venezuela	B-50
Additional Countries Summary	B-52

Argentina

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. The information assumes that you have been a resident of Argentina throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be taxed on the difference between the fair market value of the underlying stock at the time of exercise and the grant price. The taxable amount is subject to income tax and social tax.

Note that if you hold your shares that you receive upon exercise, additional taxes may be imposed. Generally, stock awards are considered to be “assets.” Therefore, as an Argentine resident, you will most likely be subject to a personal assets tax. Please contact your personal tax advisor for more details on this tax.

Upon sale of the underlying shares, you will not be subject to capital gains tax.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Yes, your employer will withhold the taxes due at exercise and report the taxable benefit to the tax authorities.

Australia

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Australia throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

Yes, a taxable event will be triggered at the time your eligible outstanding stock options are cancelled. The tax treatment will depend upon whether you elected to be taxed upon the grant of your original stock option award or if you were subject to tax at exercise.

If you elected to be taxed at grant, you will realize a capital gain or loss equal to the difference between the market value of your new options (as determined under the Australian tax law) and the amount of taxable income you previously recognized at grant on your outstanding options. If your options were granted to you more than one year before cancellation of your options, only 50% of this capital gain will be subject to tax, as you will be eligible for long-term capital gains treatment. Capital gains are taxed at marginal income tax rates. A Medicare levy is also imposed on the benefit. Capital losses are available to offset current year or future year capital gains. A capital loss cannot be used to offset other income.

If you were not taxed at grant, you will be subject to income tax at regular marginal rates on the market value of the new options (as determined under the Australian tax law). A Medicare levy will also be imposed on the benefit.

Please note that the market value of your new options which will be necessary to calculate your gain or loss upon cancellation will only be known at such time as you are granted your new options, even though the date you are deemed to have a taxable disposal of your options will be the cancellation date. Because both the cancellation and regrant dates will occur within one Australian tax year (i.e., July 1, 2003 to June 30, 2004), you should have complete information to report this transaction on your annual tax return and properly report your gain or loss.

Under the Australian tax law, options may have a market value for taxation purposes even though the options have no intrinsic value at grant. Specific tax tables are often used to ascertain the market value of your options for tax purposes. Currently, 10-year options are valued at approximately 18.4% of the grant price. Due to the complexity of these Australian tax rules, you should consult your personal tax advisor.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxing event. However, please refer to the information above regarding the taxable event that is triggered at cancellation. Once the new stock options are granted, then the taxable benefit related to the cancellation can be calculated.

When will my new stock options become taxable?

The exchange of your old options triggers a taxable event at the time of the cancellation of your old options (even though as discussed above, this gain upon cancellation will be based on the market value of your new options which will only be known upon the regrant date of your new options.) Therefore, because you will be taxed at the time of cancellation of your old options, your new stock options will not become taxable until you sell the underlying shares. You will be subject to tax on the capital gain (or you may realize a capital loss) equal to the sale proceeds less the grant price less the market value of the options at the time of grant at your marginal income tax rate, plus a Medicare levy. If you hold the shares for at least 12 months after exercise, only 50% of the capital gain will be subject to tax.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer is not required to withhold taxes or report any benefit arising from your stock options.

You are required to report the income or the capital gain or loss relating to the exchange of your options in your tax return. You are solely responsible for filing your tax return in respect of the income year in which a taxable event arises, which can result from the grant, exchange or exercise of options, the sale of the underlying shares or the termination of your employment. Depending on whether the taxable event gives rise to an income tax or capital gains tax charge, you will either be required to disclose in the Supplementary Section to the Form I (for individual taxpayers), the income under the item titled “Other Income (category 2)” or, alternatively, the capital gain or loss under the item titled “Capital Gains”.

After your return has been processed, the Australian Taxation Office will issue you a notice of assessment, and you must remit all tax due including Medicare within 30 days of receiving the assessment or within 30 days of the latest due date for filing of your tax return (where you file before the latest possible date).

Austria

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Austria throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax and social tax on the difference between the fair market value of the underlying stock at the time of exercise and the grant price.

Upon sale of the underlying shares, you may be subject to capital gains tax. If you hold your shares for one year or less from the date of exercise, you will be subject to tax at ordinary income tax rates if your annual capital gains exceed EUR440. If you hold the underlying shares for more than one year from the date of exercise, the gain will be tax-free (assuming you did not hold more than 1% of EDS’ total stock capital at any time during the last five years).

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Yes, your employer will withhold the taxes due at exercise as well as report the gain at exercise on your annual wage statement (Lohnzettel L16).

You are required to report the amount of the gain at exercise on your income tax return (Einkommensteuererklärung), in the year following the year in which the income was recognized. Additionally, if you dispose of your stock within one year of acquisition, you must report the applicable capital gain on your personal income tax return.

Bahrain

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Bahrain throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

You will not be taxed when you exercise your stock options or upon sale of the underlying shares.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

No, as no tax liability will arise, there will be no need for EDS to perform withholding or reporting on your behalf.

Belgium

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Belgium throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Special Considerations

Double Taxation

Although you are tendering your eligible outstanding stock options for cancellation, you will not be able to recover or receive credit for any income tax previously remitted to the tax authorities upon grant of these stock options. You should carefully consider this factor, along with other risks described in the complete Offer to Exchange, before deciding to participate. Please consult with your tax or financial advisor for further information.

Option Term

The term of your new stock options will be five years if your tendered options were originally granted under the Global Share Plan or the Performance Share Plan. Because you cannot exercise your options prior to the end of the third calendar year following the year of grant if you wish to take advantage of the lower rate of taxation for any new stock options granted to you, (as described below), this five year term is one year longer than for most other EDS employees who will be receiving new options for options tender under these plans. However, if your tendered options were originally granted under the Incentive Plan or the Transition Incentive Plan, the term of your new stock options will be six years. This term is the same as the term for other EDS employees who will be receiving new options for options tendered under these plans.

Grant Date

To avoid the possibility of triggering a taxable event at cancellation, the grant date of the new options cannot be specified at this time. Rather, EDS can only assure you that your new options will be granted on a date that is at least six months and one day after your eligible outstanding options are cancelled.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

Yes. Under Belgian law, you will have 60 days from the “offer date” to accept the offer of the new stock options in writing. The “offer date” will be the date on your grant award letter which may not be the same date as the grant date of the new stock options.

Please be aware that you have the right to refuse the new stock options. Specifically, if you do not accept the new stock option offer on or before the 60th day of the “offer date”, you will be deemed to have refused the new stock options and EDS will cancel any new stock options that you do not accept within this 60 day period. In such case, you will not incur any tax liability with respect to the refused stock options.

When will my new stock options become taxable?

The term of your new stock options will be five years if your tendered options were originally granted under the Global Share Plan or the Performance Share Plan. The term of your new stock options will be six years if your tendered options were originally granted under the Incentive Plan or the Transition Incentive Plan. If you accept the new stock options in writing on or before the 60th day following the “offer date”, you will be subject to tax. Subject to the potential tax reduction described below, the taxable amount will be equal to 15% of the fair market value1 of EDS stock (the “offer price”) on the offer date for new stock options with a five year term and 16% of the offer price for new stock options with a six year term. The taxable amount will be increased

[1]	The fair market value of the shares on the offer date will be the lower of (i) the closing price of the shares on the day immediately preceding the offer date, or (ii) the average closing price of EDS shares during the 30 days preceding the offer date.

if the “offer price” is greater than the grant price; in such case, the additional taxable amount will be equal to the positive difference between the offer price and the grant price. The total taxable amount will be subject to income taxes at your regular personal income tax rate and to communal taxes applicable in your place of residence.

If you accept the new stock options within the 60 day period, it is possible to reduce the taxable percentage from 15% to 7.5% for options with a five year term and from 16% to 8% for options with a six year term. To take advantage of this reduction, you must notify your employer in writing, on or before the 60th day following the offer date, that you will not exercise your new stock options prior to the end of the third calendar year following the year in which the stock options are offered to you and not transfer the options at any point in time, except by reason of death. For stock options offered in 2004, your undertaking will provide that you will not exercise your options prior to January 1, 2008. In order to obtain such a reduced valuation, you must submit the required undertaking to your employer no later than 60 days after the date your new stock options are offered to you.

No additional tax will be due unless you exercise your options before the end of the three-year period. In such case, your employer will report the additional taxable amount at exercise on your individual salary slip and summary statement and you will be required to report the additional amount on your personal income tax return. The taxable amount in this case will be equal to the additional amount which would have been subject to income tax in the year during which the options were offered to you if you had not undertaken the commitment not to exercise the options for three years, as described above.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

If you accept your new stock options, your employer will report the taxable amount to the tax authorities on your individual salary slip and summary statement (Form 281.10 or 281.20). However, your employer will not withhold any income or communal taxes. You are required to report the taxable amount on your personal income tax return (Form 276.1). You are solely responsible for paying any required taxes due on the taxable amount realized as a result of accepting the new stock options by June 30th in the year following the year the options are offered to you.

You will be required to pay the applicable taxes when assessed by the tax authorities. An assessment notice will be sent during the year following the year in which your tax return is filed.

Brazil

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Brazil throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

Upon exercise of your new stock options, you will not be subject to tax. However, because of exchange control restrictions in Brazil, you will be required to perform a “cashless” exercise or a “same-day sale” as a condition of your stock option exercise. Therefore, you will immediately sell the shares that you receive as a result of your option exercise.

You will be subject to capital gains tax on the difference between the sales proceeds and the grant price if the sales proceeds exceed the current monthly threshold of R$20,000. Otherwise, tax will not be imposed upon sale of the underlying shares.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

No, your employer will not withhold taxes or report any benefit arising from your stock options. If you realize a taxable gain, you must remit the tax to the authorities on the last working day of the month following the month in which the sale occurred. You are also responsible for reporting such gain on your personal income tax return following the year of sale.

Also, you must retain all documents related to the grant and exercise of options and the sale of shares. These documents may be required to verify the proper repatriation of the funds into Brazil and the taxation of the benefit.

Canada

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Canada throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax at your marginal income tax rate and to Canadian Pension Plan (CPP) or Quebec Pension Plan (QPP) contributions on 50% of the difference between the fair market value of the underlying shares on the date of exercise and the grant price.

You may be able to defer taxation from the date of exercise until the date you sell your shares. However, you may only defer taxation on up to C$100,000 worth of options that vest in any one year period, calculated by reference to the fair market value of the underlying shares at the time the options were granted. Any amount above the C$100,000 limit will not be eligible for the deferral. Further, any applicable CPP (or QPP) tax cannot be deferred. To defer your income tax until the time of sale, you must make a written election and submit it to your employer by January 15th of the year following the year of exercise.

Upon sale of the underlying shares, you will be subject to tax at your marginal income tax rate on 50% of the difference between the sales proceeds and your adjusted cost base (ACB). If you elect to defer taxation until sale, your ACB in the shares is generally equal to the fair market value of the shares on the date of exercise. In addition, the tax which was deferred at exercise will become payable at the time the shares are sold.

If you did not elect to defer taxation until sale, your ACB will depend on how long you held your shares prior to sale. If you hold your shares for more than 30 days prior to sale, you are required to use the averaging method for purposes of determining your ACB. If you hold your shares for 30 days or less prior to sale, you may use either the specific identification method or the averaging method to determine your ACB.

Due to the complexity of the calculation of gains from stock options, we recommend that you contact your personal tax advisor to assist you in this regard.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

If you do not elect to defer income tax until the time of sale, then your employer will withhold applicable income tax and CPP (or QPP) contributions and indicate the compensation income on your Form T-4 for the year of exercise. Your employer will also indicate that you are eligible for the 50% deduction on your Form T-4 for the year of exercise, and where to report this amount on your annual individual income return, Form T-1.

If you elect to defer income tax and submit your election form at the time you exercise your options, your employer will not withhold any income tax but will withhold CPP (or QPP), as applicable. If you elect to defer income tax prior to the January 15 deadline but submit your election form some time after you exercise your options, your employer will withhold both income tax and CPP (or QPP) contributions, as applicable, at the time of exercise. Your employer will indicate the amount of the stock option benefit on your Form T-4 as an information item (not a taxable item) if you elect to defer the income tax payable upon the exercise of your options. In cases where you submit the election after you exercise your options, the income tax withheld at exercise may either be refunded or applied against other taxes payable on your annual income tax return, Form T-1. You must also file a Statement of Deferred Stock Option Benefits, Form T-1212, on an annual basis during the period that the payment of income tax on the gain at exercise is deferred.

Finally, you are solely responsible for remitting any taxes due upon sale of your shares and reporting the gain on Form T-1. Your employer will not withhold tax on your behalf at the time of sale.

China

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of China throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

Due to exchange control restrictions in China, you will be required to perform a “cashless” exercise or a “same-day sale” as a condition of your stock option exercise. Therefore, you will immediately sell the shares that you receive as a result of your option exercise.

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at the time of exercise and the grant price. When the underlying shares are immediately sold, you will not be subject to capital gains tax because the sale price for the shares will be the same as the fair market value at exercise.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Yes, your employer will withhold the income tax due at exercise and report the taxable benefit and the related tax withholdings on your Monthly Individual Income Tax Return in the month following exercise. As such, you are not required to report the income arising from the exercise of shares, since your employer will report the income you receive from the exercise of your options directly to the tax authorities.

Colombia

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Colombia throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

There is no immediate taxable event resulting from the exercise of your new stock options. However, if you keep your shares and you are required to file an income tax return, the value of your EDS shares on December 31 will be included in your Presumptive Taxable Income. Since the intricacies of Colombia’s Presumptive Taxable Income system are beyond the scope of this communication, we recommend that you consult with your financial/tax advisor to determine your personal filing requirements and tax liability.

When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the price you paid for the shares. This gain may be subject to capital gains tax if you are under an obligation to file a personal tax return. If you are required to file a personal tax return, you will be subject to capital gains tax at your regular personal income tax rate. Please note that if you have a filing requirement, you may also be subject to an additional income tax surcharge on the net income tax for the taxable year. If you are not required to file a personal tax return, you will be not be subject to capital gains tax upon sale.

We recommend that you consult with your financial or tax advisor to determine whether you will be liable to pay capital gains tax and whether you will have a filing requirement.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

No, your employer will not withhold taxes nor report any stock option benefit to the tax authorities. Therefore, you are solely responsible for paying the required taxes due.

If you have a filing requirement, an annual Colombian tax return will need to be filed with the tax authorities in the year following the year in which you exercise your options or sell your shares.

Czech Republic

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of the Czech Republic throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at the time of exercise and the grant price.

Upon sale of the underlying shares, you may be subject to capital gains tax. If you hold your shares for less than six months from the date of exercise, the gain will be taxed at ordinary income tax rates. If you hold the underlying shares for six months or more from the date of exercise, the gain will be tax-free.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

No, your employer will not withhold the taxes due upon exercise or upon sale of the underlying shares. You are responsible for paying any tax due when you file your annual Czech tax return.

Denmark

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Denmark throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

Yes, a taxable event is triggered when you tender your eligible outstanding stock options. As a taxable event will occur at the time of cancellation, you will be subject to tax on a valuation of the new stock options that will not be known until the time of re-grant, approximately six-months later. However, it is recommended that the taxable event arising at the time of the exchange of your options be reported on your annual tax return for the year of the exchange. Your employer will provide you with a statement to include in your annual tax return. Please consult your personal tax or financial advisor for further assistance.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

You will be subject to tax upon exercise of your new stock options. The taxable amount is equal to the difference between the fair market value of the underlying stock at exercise and the grant price. The taxable amount is subject to income tax at regular personal income tax rates, as well as social security tax.

It may be possible to deduct the tax incurred at the time of cancellation from the taxable value of the options at the time of exercise. Since the authorities have not provided guidance on this issue, please consult with your personal tax or financial advisor.

Please note that new legislation permits you to defer taxation from the date of exercise until the date you sell your shares. To defer your taxation until the time of sale, you must enter into a written agreement with your employer, stating that this new legislation applies.

If you have agreed to apply the new legislation, the tax payable upon sale will be calculated according to the ordinary rules on share gains. This means that you will avoid the payment of social security taxes and that you may reduce the tax rate depending on the length of ownership.

When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the fair market value of the shares on the date of exercise.

If you hold your shares for three years or less before sale, you will be subject to tax on the gain at your ordinary income tax rate.

If you hold your shares for more than three years before sale, the gain is tax exempt if the fair market value of your total portfolio of listed shares does not exceed DKK 129,500 (DKK 258,900 for married couples) within the three years prior to the sale. If the fair market value of your total portfolio of listed shares exceeds DKK 129,500 (DKK 258,900 for married couples) during that time, the entire gain is subject to tax at a rate of 28% for the first DKK 41,000 (DKK 82,000 for married couples) and 43% for the amount exceeding DKK 41,000 (DKK 82,000 for married couples).

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

No, your employer will not withhold tax on your stock option benefit. However, your employer will report the taxable amount arising from your stock options upon the cancellation of your tendered options and upon the exercise of your new options. You are required to report the taxable amounts on your personal income tax return. You are solely responsible for remitting the appropriate taxes to the tax authorities.

If your shares are registered through a stockbroker, you are required to provide the Danish authorities with the following information: name, social security number, name of the bank (or brokerage house) and the account number. You are also required to provide a power of attorney to the Danish authorities to enable them to receive information about the account from the bank (or broker).

Egypt

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Egypt throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be taxed on 90% of the difference between the fair market value of the underlying stock at the time of exercise and the grant price at your marginal income tax rate. You will also be subject to a development tax at a flat rate of 2% if your annual income exceeds the applicable threshold.

When you sell your shares, you may be subject to capital gains tax on the difference between the sales proceeds and the fair market value of the stock at the time of exercise at your marginal income tax rate. This gain will also be subject to the development tax at a flat rate of 2% if your annual income exceeds the applicable threshold.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will neither withhold taxes nor report any benefit arising from your stock options. You are solely responsible for reporting the amount of the taxable benefit and any capital gains recognized on your annual Egyptian tax return and remitting any tax due.

Finland

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Finland throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

Unvested Options

No, a taxable event should not be triggered when you tender your eligible outstanding unvested stock options.

Vested Options

A taxable event should not be triggered when you tender your eligible outstanding vested stock options. However, there is the possibility that the exchange of vested options will be considered a taxable event by the tax authorities. If a taxable event arises, the taxable amount would likely be the value of the new options granted less your contribution at grant. As there are no specific laws governing the tendering of stock options in Finland, we recommend that you consult with your personal tax or financial advisor.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be taxed on the difference between the fair market value of the underlying stock at the time of exercise and the grant price. The taxable amount is subject to income tax at regular personal income tax rates, as well as municipal tax and sickness insurance premiums. Additionally, if you have so elected, you will be subject to a voluntary church tax.

When you sell your shares, capital gains tax will be imposed at a flat capital gains tax rate of 29% on the lesser of: (1) the difference between the sales proceeds and the fair market value of the shares at the date of exercise, and (2) 80% of the sales proceeds. If you have owned the shares at least 10 years prior to disposal, capital gains tax will be imposed on the lesser of: (1) the difference between the sales proceeds and the fair market value of the shares at the date of exercise, or (2) 50% of the sales proceeds.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Yes, your employer will withhold all applicable taxes, including the church tax (if applicable), and will report these amounts on your pay slip.

You are required to report the taxable benefit, as well as the value of the stock received upon exercise, and any other shares owned as of December 31st, on your personal tax return.

France

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of France throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Special Considerations

Holding Period

Your eligible outstanding options may have been granted to you under a French tax-qualified plan. If you tender options which were granted under a French tax-qualified plan, the original holding period applicable to these options will not carry over from the original date of grant of these options. Thus, the four-year holding period will restart on the date of grant of any new stock options which may be granted to you pursuant to the terms of the offer.

Grant Price

Under French law, qualified stock options must meet certain pricing requirements. The grant price of your new stock options will be the greater of (i) the minimum grant price permitted under the EDS Incentive Plan, or (ii) 80% of the average quotation price during the 20 trading days preceding the grant of the new options, as reported on the New York Stock Exchange or 80% of the average purchase price paid for the underlying shares by EDS, as applicable. As a result, your new option grant price may be different than the grant price used for employees outside of France in order to comply with this requirement.

Grant Date

Under French law, qualified stock options cannot be granted during specific “closed periods”. As a result, your new option grant date may be different than the grant date for employees outside of France.

Option Term

The term of your new stock options will be five years if your tendered options were originally granted under the Global Share Plan or the Performance Share Plan. Because you cannot sell any shares obtained pursuant to a French-qualified option prior to the expiration of a four-year holding period following the grant date if you wish to benefit from certain favorable tax benefits described below, this term is one year longer than for most other EDS employees who will be exchanging options issued under those plans. However, if your tendered options were originally granted under the Incentive Plan or the Transition Incentive Plan, the term of your new stock options will be six years. This term is the same as the term for all other EDS employees who will be exchanging options issued under those plans.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will not be subject to tax (other than on any “excess discount” as described below), as your stock options will be “qualified” stock options for French tax purposes. Qualified options are taxed at the time the underlying shares are sold.

To the extent that the grant price is less than 95% of the average trading price of the underlying shares for the 20 trading days prior to the new option grant date or less than 95% of the average purchase price paid for the underlying shares by EDS, this “excess discount” will be treated as taxable salary at the time of exercise. This amount will be taxed at your progressive income tax rate. This amount will also be subject to social security contributions. Further, 95% of this “excess discount” will be subject to CSG and CRDS.

When you sell your shares, you will pay tax on two components, namely: 1) the difference between the fair market value of the underlying shares at exercise and the grant price; and 2) the excess of the sales proceeds over the fair market value of the underlying shares at exercise (i.e., the capital gain). The actual amount of tax payable will depend on how long you hold the shares from the date the options were granted and exercised, as described below.

Shares sold less than 4 years from the grant date of the new options:

1)	The difference between the fair market value of the underlying shares at exercise and the grant price (less any amount previously taxed as an “excess discount”) will be subject to:

(i)	personal income tax at your regular income tax rate,

(ii)	CSG tax on 95% of the taxable amount,

(iii)	CRDS tax on 95% of the taxable amount, and

(iv)	social security tax.

2)	The excess of the sales proceeds over the fair market value of the shares at exercise (i.e., the capital gain), if any, is taxable if the annual sales proceeds realized by your household during the year exceed the current annual ceiling of EUR 15,000. If the annual sales proceeds exceed this threshold, capital gains tax is imposed on the entire capital gain at a flat rate of 26% (including CSG, CRDS, and a 2% surtax).

Shares are sold more than 4 years after the grant of new options but less than 6 years from the option grant date OR shares are sold 6 or more years from the option grant date but less than 2 years from the exercise date:

1)	You will be subject to tax on the difference between the fair market value of the underlying shares at exercise and the grant price (less any amount previously taxed as an “excess discount”) that is less than or equal to EUR 152,500 at a flat rate of 40%. Any additional gain that exceeds EUR 152,500 is taxed at a flat rate of 50%. However, you may opt to be taxed at your progressive income tax rate (plus the 10% surcharge) if this rate is more favorable.

No social security contributions are imposed at exercise or sale other than on any “excess discount” as described above.

2)	The excess of the sales proceeds over the fair market value of the shares at exercise (i.e., the capital gain), if any, is taxable if the annual sales proceeds realized by your household during the year exceed the current annual ceiling of EUR 15,000. If the annual sales proceeds exceed this threshold, capital gains tax is imposed on the entire capital gain at a flat rate of 26%.

Shares are sold 6 or more years from the new option grant date AND 2 or more years from the exercise date:

1)	You will be subject to tax on the difference between the fair market value of the underlying shares at exercise and the grant price (less any amount previously taxed as an “excess discount”) that is less than or equal to EUR 152,500 at a flat rate of 26%. Any additional gain that exceeds EUR 152,500 is taxed at a flat rate of 40%. However, you may opt to be taxed at your progressive income tax rate (plus the 10% surcharge) if this rate is more favorable.

No social security contributions are imposed at exercise or sale other than on any “excess discount” as described above.

2)	The excess of the sales proceeds over the fair market value of the shares at exercise (i.e., the capital gain), if any, is taxable if the annual sales proceeds realized by your household during the year exceed the current annual ceiling of EUR 15,000. If the annual sales proceeds exceed this threshold, capital gains tax is imposed on the entire capital gain at a rate of 26%.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will not withhold income taxes on any benefit arising from your stock options. However, under most circumstances, if you hold your shares for less than four years after grant of the new stock options, your employer will withhold and report the applicable social taxes and remit them to the authorities on your behalf. Additionally, regardless of the length of time you hold your shares, your employer will withhold and report all applicable social taxes on any “excess discount” at grant, as described above.

Your employer will report all applicable amounts on the annual declaration of salaries and will provide you, no later than 15 February of the year following the year of exercise, with an individual statement providing certain information required for French tax-qualified options. To benefit from the favorable tax regime, you must attach the individual statement to your annual income tax return for the year in which the options were exercised. If you sell your shares prior to the expiration of the four-year holding period, your employer will provide you with an additional statement no later than 15 February of the year following the year of sale. You must also attach this statement to your annual income tax return.

When you sell your shares, you must file an annual French income tax return and a capital gains return, if applicable, which must be submitted to the tax authorities in the year following the year of sale. Additionally, you must report any foreign accounts held abroad (including brokerage accounts) to the tax authorities on your French personal income tax return.

Shares acquired on exercise may be subject to French wealth tax if the value of your total net assets exceeds the current EUR 720,000 ceiling on January 1st of the year following the year of exercise. Please consult your financial or tax advisor for further details.

Germany

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Germany throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be taxed on the difference between the fair market value of the underlying stock at the time of exercise and the grant price. The taxable amount at exercise is subject to income tax and social tax. Please note that a church tax may also be due, depending on your residential district and whether you are a registered church member.

When you sell your shares, you will not be subject to capital gains tax on any gain at sale (calculated as the difference between the sale price and the fair market value of the shares on the date of exercise) if:

•	you have owned the shares for at least 12 months;

•	you do not own 1% (as of 2003) or more of EDS’ stated capital (and have not owned 1% or more at any time in the last five years); and

•	the shares are not held as business assets.

If you sell the shares within 12 months of acquisition, and your aggregated total short-term capital gains less short-term capital losses for the year do not exceed EUR 511, the gain will be tax-free. If, however, you sell the shares within 12 months of acquisition, and your aggregated total short-term capital gains less short-term capital losses for the year exceed EUR 511, one-half of the gain at sale is taxable as capital gains at your ordinary tax rate.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Yes, your employer will withhold all applicable taxes, including the church tax if you are a registered church member, and report these amounts on your Lohnsteuerkarte.

You are also required to report the taxable benefit on your annual income tax return (“Einkommensteuererklarung”).

Hong Kong

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Hong Kong throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at the time of exercise and the grant price.

You will not be subject to tax upon the sale of the underlying shares.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

No, your employer will not withhold taxes on the benefit arising from your stock options. Your employer will, however, report the details of such benefit to the Inland Revenue.

You must file an annual Hong Kong tax return (Form BIR 60) with the tax authorities in the year following the year in which income is recognized and remit any tax due.

Hungary

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Hungary throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at the time of exercise and the grant price. You will also be subject to a Health Care Contribution at exercise.

When you sell your shares, you will be subject to capital gains tax on the difference between the sales proceeds and the fair market value of the underlying shares at the time of exercise at a flat rate of 20%.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will not withhold taxes or report any benefit arising from your stock options. You are solely responsible for reporting the taxable amount at exercise and any capital gain realized on your annual tax return, Ado Bevallas, in the year following the year of exercise or sale. Additionally, any taxes payable upon exercise or the sale of your shares are due on a quarterly basis.

India

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of India throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will not be subject to tax. However, because of currency exchange control restrictions in India, you will be required to perform a “cashless” exercise or a “same day sale” as a condition of your stock option exercise. Therefore, you will immediately sell the shares that you receive as a result of your option exercise. Upon sale, you will be subject to tax on the difference between the sales proceeds and grant price at your ordinary marginal income tax rate.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will not withhold taxes or report any benefit arising from your stock options. You must submit an annual Indian tax return reporting any taxable benefit in the year following the year in which income is recognized and remit any tax due.

Ireland

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Ireland throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be taxed on the difference between the fair market value of the underlying stock at the time of exercise and the grant price. This amount is subject to income tax at your regular rate.

When you sell your shares, you will be subject to capital gains tax on the difference between the sales proceeds and the fair market value of the shares at the time of exercise. You will be subject to tax on the gain (less allowable expenses) at a flat capital gains tax rate of 20%. However, the first EUR 1,270 of gain earned in any one tax year is exempt from tax.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will not withhold the taxes due at exercise. However, your employer will report the benefit arising from your stock options. You are responsible for reporting the taxable benefit at exercise and remitting any tax due within 30 days of the date of exercise, regardless of whether the shares are sold or retained. Additionally, you will be responsible for paying tax arising on capital gains realized at the time you sell your shares.

Israel

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Israel throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options. However, the tendering of options and subsequent grant of new options could be viewed as a substitution of assets resulting in a capital gains tax event. As there are no specific laws governing the tendering of stock options in Israel, we recommend that you consult with your personal tax or financial advisor.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

You will be subject to tax at a preferential flat tax rate of 25% upon the sale of your shares, provided your shares are held by the appointed trustee at least 24 months from the end of the year in which the options are granted and deposited with the trustee. The taxable amount is equal to the difference between the sales proceeds and the grant price.

If the holding period is not met, the taxable amount will be deemed employment income and subject to income tax at regular personal income tax rates, as well as to National Insurance and Health Tax.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

No, at the time of sale neither your employer nor the appointed trustee will withhold taxes or report any benefit arising from your stock options if the holding period is met. You are responsible for reporting the taxable benefit on your annual tax return.

If the holding period is not met, the appointed trustee will withhold all applicable taxes and will report these amounts on your Form 106, Annual Compensation and Deductions Statement. You may also be required to report the taxable benefit on your annual tax return for the year of sale. Please consult your individual tax or financial advisor to determine your reporting requirements.

Italy

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Italy throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Special Considerations

Grant Price

Under Italian law, tax-preferred stock options must meet certain pricing requirements. The grant price of your new options will be the greater of (i) the fair market value of EDS common stock on the date of the new option grant, or (ii) the average closing price of such stock for the month immediately preceding the date of grant. As a result, your new option grant price may be different than the grant price for employees outside of Italy in order to comply with this requirement.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

You will be required to perform a “cashless” exercise or a “same-day sale” as a condition of your stock option exercise. Therefore, you will immediately sell the shares that you receive as a result of the exercise of your new options.

You will be subject to tax at a flat rate of 12.5% on the difference between the sales proceeds and the grant price.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

No, your employer will not withhold taxes or report any benefit arising from your stock options. You are solely responsible for reporting the income relating to capital gains on your annual tax return in the year following income recognition. You can either file a Form 730 with your local employer or a Form Unico with the Revenue office.

In addition, you must report the details of any stock acquired as foreign assets on tax Form RW of your annual tax return if the value of your investments held outside Italy or the value of all money or shares transferred to or from Italy exceed the applicable threshold.

Japan

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Japan throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

You will be subject to income tax upon the exercise of your new stock options. The taxable amount is equal to the difference between the fair market value of the stock at exercise and the grant price.

When you sell your shares, you will be subject to capital gains tax at a flat rate of 26% on the difference between your sales proceeds and the fair market value of the shares on the date of exercise. However, if the shares are sold before December 31, 2007 through a licensed broker in Japan, a reduced capital gains tax rate of 10% will be applicable and if the shares are sold after December 31, 2007 through a licensed broker in Japan, a 20% capital gains tax rate will be applicable.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

No, your employer will not withhold taxes or report any benefit arising from your stock options. You are solely responsible for reporting income realized upon exercise and sale on your personal income tax return (Kojin Shinkokusho).

Korea

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Korea throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at the time of exercise and the grant price at your regular personal income tax rate. National Pension Contribution and National Health insurance taxes will also be imposed.

Please note that you will be deemed to have received Class B income and are entitled to exclude a portion of your gain if you pay tax, voluntarily, through a licensed taxpayer association on a monthly basis.

When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the fair market value of the shares on the date of exercise. You will be taxed on the gain at a flat capital gains rate of 22% unless the capital gain in that year is less than the exempt amount, which is currently KRW 2,500,000. The first KRW 2,500,000 of capital gains recognized in any one year is exempt from tax.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will neither withhold income taxes nor report any benefit arising from your stock options. However, EDS will withhold social taxes over the 12-month period immediately following your option exercise. You may be required to report the gain at exercise on your global income tax return (Jong-Hab-So-Deuk-Sye Sin-Goh-Seo) for the year in which income is recognized.

You are only required to file a global income tax return if you have more than one class of income (i.e., Class A Income and Class B income) or if you have Class B income that has not been reported through a Class B taxpayer’s association.

If your capital gains for the year exceed the capital gains threshold, the gain at sale must be reported on your annual capital gain tax return (Yang-Do-So-Deuk-Sye Sin-Goh-Seo). You must file a preliminary return to report your capital gain in order to claim a 10% credit.

If you elect to join a licensed taxpayer association, thereby exempting a portion of your income at exercise from tax, you may have additional reporting requirements. You will be required to report income on a monthly basis. Additionally, at year-end, you are required to make a year-end settlement for the tax amount withheld during the year. You are required to file a global income tax return if there is any additional income which has not been reported to the taxpayers’ association.

Luxembourg

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Luxembourg throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at the time of exercise and the grant price at your regular personal income tax rate. You will also be subject to social security tax.

In addition, if you hold your shares after exercising your options, the shares will be subject to a Luxembourg wealth tax. Generally, the determination of your wealth tax liability takes place every three years on the basis of the taxable value of your wealth taxable assets on January 1st of a specific year (general valuation date).

When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the fair market value of the shares on the date of exercise.

If you hold your shares for six months or less before sale and your total short-term capital gains for the year exceed EUR 500, you will be subject to tax on the gain at your regular personal income tax rate. If your total short-term capital gains for the year do not exceed EUR 500, you will not be subject to tax on your capital gain at sale.

If you hold your shares for more than six months before sale, you will not be subject to tax on your capital gain at sale.

Any capital gain recognized from the sale of shares within a 7-day period following the exercise of the options will not be subject to tax.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will withhold taxes and report the benefit arising from your stock options. You may or may not be responsible for filing an annual tax return, depending on the amount of your annual earnings. If you are required to file an annual tax return, you must report the compensation income at exercise (this should match the amount reported by your employer on your Certificat de Remuneration), as well as the taxable capital gain at sale for the year of exercise or sale, and pay any additional taxes due at that time.

Malaysia

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Malaysia throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event. Under Malaysian tax law, any discount at grant is subject to tax, although the tax is not payable until the time of exercise. However, because the new options will be granted at fair market value, there will be no discount at grant and, therefore, no tax will be payable on the new stock options.

When will my new stock options become taxable?

Because the new stock options will not be granted at a discount, you will not be taxed when you exercise your stock options. Likewise, you will not be taxed upon the sale of the underlying shares.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

As no tax liability will arise, there will be no need for your employer to perform withholding or reporting on your behalf.

Mexico

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Mexico throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at the time of exercise and the grant price at your regular income tax rate.

When you sell your shares, you will recognize a capital gain equal to the excess of the proceeds from the sale over your “cost basis” in the shares sold. Your cost basis is the amount paid for the shares, plus any amount recognized as income when you exercised your option, any fees and commissions paid on the acquisition and disposition, plus adjustments for inflation. If you held the shares for more than one month, you must use the National Consumer Price Index (NCPI) to increase the basis of shares.

You must divide your capital gain into the number of years that the stock was held, up to 20 years, and report one year’s worth of gain as ordinary income on your tax return for the year in which you sold the stock. The amount of tax you pay depends on your marginal tax rate.

The balance of the capital gain is then taxed at either your current year’s effective rate, or, if you elect, at the average effective rate of the five-year period ending with the year of sale. As the capital gains tax rules are complex, you should consult with your personal tax advisor.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

No, your employer will not withhold any income tax or report the benefit arising from your stock options on your annual salary certificate. You are solely responsible for reporting the income arising at exercise and/or sale your annual tax return, Form 6 or Form 8. Please note that it is possible that you may be exempt from filing a tax return. Please consult your personal tax advisor for further information.

The Netherlands

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of The Netherlands throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will the voluntary tendering of my eligible outstanding stock options trigger a taxable event?

On balance, no taxes are payable when you tender your eligible outstanding stock options. However, please note that certain income items (positive and negative) may be included in your salary specification for the month in which you tender your stock options. The cancellation may result in a taxable benefit where a certain value can be attributed to your options. In that case, however, an option premium of the same amount will be allowed as negative wages. As a result, no taxes are payable when you tender your stock options.

Special Considerations

Double Taxation

In addition, if you did not file an election to defer taxation until the time of exercise on your outstanding options and you have paid taxes on your options at vesting, as a general matter, any taxes you previously paid in connection with these cancelled options cannot be reclaimed or refunded.

EDS had previously extended the option term for options granted on 25 July 2000 until the earlier of (i) the cancellation of the options pursuant to this offer or (ii) 31 December 2003. The reason for the extension was to ensure that options granted on 25 July 2000 would remain eligible for exchange under the offer. The extension of the option term for this purpose will not result in the payment of taxes for those employees who have signed the form for the combined extension of the option term and mandatory deferral of taxation. Option holders who have not signed this form will be taxable upon the extension of the option term – the taxable benefit is equal to 4% of the share price of the underlying shares on 1 August 2003, being the date on which the extension takes effect.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options should not trigger a taxable event.

When will my new stock options become taxable?

You may either (i) pay tax at vesting, or (ii) elect to pay tax at the time you exercise your new stock options.

If you do not elect to defer the taxable event until exercise, each time your new options vest, you will be subject to income tax, National Insurance and Employee Insurance contributions on the taxable value as calculated using a statutory valuation formula mandated under Dutch tax law. In addition, if you exercise your new stock options within three years of the grant date of the new options you may also be subject to tax at exercise (in addition to being taxed at vesting). Please note in this respect that the grant date for Dutch tax purposes is the cancellation date, not the date of the re-grant of your new options. You will be subject to tax and possibly national insurance contributions on the difference between the fair market value of the shares at exercise and the grant price, less the value previously taxed at vesting.

If you elect to defer paying tax until exercise, when you exercise your new stock options, you will be subject to income tax and to National Insurance contributions on the difference between the fair market value of the underlying stock at the time of exercise and the grant price.

If you wish to defer tax until exercise, you and your employer must jointly submit a written election form to the wage tax authorities prior to the first vesting date of your new stock options. This election must be agreed to and signed by both you and your employer. The appropriate election form can be obtained from your employer.

You should note that if you make the election to pay tax at exercise, such election is irreversible and is applicable to all remaining unvested options under the same grant for which the election was made. However, the deferral is only applicable to income taxes and National Insurance contributions; if you have not exceeded your annual wage ceiling, Employee Insurance contributions will continue to be assessed on the taxable value at vesting.

When you sell your shares, you will not be subject to tax, assuming your total share ownership in EDS is less than 5% of its outstanding share capital.

Finally, a Savings and Investment tax is imposed on assets held as of December 31st each year. Shares of stock are always considered assets for purposes of calculating this tax. Options are only considered assets as of the third anniversary of the grant date if you did not elect to defer the taxation in respect of these options. Please note in this respect that the grant date for Dutch tax purposes is the cancellation date, not the date of the re-grant of your new options. If you did elect to defer the taxation of your stock options, your stock options will not be subject to the Savings and Investment tax. We recommend that you consult with your personal tax or financial advisor to determine your Savings and Investment tax liability.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Yes, your employer will withhold wage tax and National Insurance and Employee Insurance contributions at the applicable time or times and remit the appropriate amounts to the tax and social security authorities on your behalf, as well as report any benefits arising from your stock options. Your employer will also include your option benefits in your annual salary statement

(the “Jaaropgave”). You are responsible for reporting the total amount of your salary (including the option benefits) as recorded in your Jaaropgave in your annual income tax return.

New Zealand

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of New Zealand throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

A taxable event is not likely to be triggered when you tender your eligible outstanding stock options. There is, however, the possibility that the New Zealand tax authorities will view the exchange as a disposal of the original options, and thus, a tax liability could arise. As there are no specific laws governing the valuation of any potential tax liability in this circumstance, we recommend that you consult with you personal tax or financial advisor if you have any questions.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at the time of exercise and the grant price at your marginal personal income tax rate.

You may also be subject to the Foreign Investment Fund (“FIF”) regime. The FIF regime is complex and you should obtain specific advice on this topic from your personal tax advisor.

You should not be subject to tax upon the sale of your underlying shares if you hold the shares for investment purposes. However, if the FIF regime applies, you will be required to perform a “wash-up calculation,” which will ensure your capital gains tax liability is fulfilled. As the tax rules are complex, you should consult your personal tax advisor for further details.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will neither withhold taxes nor report any benefit arising from your stock options. You are solely responsible for reporting the taxable gain on your annual assessment, Form IR3. Tax will be payable by you upon assessment by the Inland Revenue.

You may also be required to make provisional tax payments. Please consult your personal tax advisor for further information.

Norway

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Norway throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

If your options were granted before January 1, 2000, you may have been subject to tax at grant, and you will recognize a loss at the time you tender your options. The loss will be deductible from ordinary income. Please consult your tax or financial advisor for further details.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at the time of exercise and the grant price at your regular income tax rate. You will also be subject to social security tax on the taxable amount.

When you sell your shares, you will recognize a capital gain equal to the excess of your sales proceeds over the fair market value of the shares on the date of exercise. You will be taxed on this gain at a flat capital gains tax rate of 28%.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Yes, your employer will withhold taxes and report any benefit arising from your stock options on your wage tax card. You are responsible for reporting any taxable income on your personal income tax return, Selvangivelse.

Poland

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Poland throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

You will be not subject to tax when you exercise your options because you will be able to defer the payment of income tax until the time that you sell your shares.

When you sell your shares, you will be subject to tax on the difference between your sales proceeds and the grant price. You will be subject to tax on this gain at your regular personal income tax rate. A tax advance of 19% is payable by the 20th day of the month following the month of sale. Any remaining tax liability arising from the sale of shares is payable with your annual tax return.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will not withhold taxes or report any benefit arising from your stock options. You are solely responsible for reporting the gain from the sale of your shares and remitting the tax to the tax authorities on Form PIT-13 by the 20th of the month following the month of sale. You will also have to add the capital gain to other income derived during the tax year and report the amount on your annual tax return, Form PIT-36 or Form PIT-37.

Portugal

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Portugal throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at exercise and the grant price.

When you sell your shares, you will recognize a capital gain on the excess of your sales proceeds over the fair market value of the shares on the date of exercise. If you hold your shares for 12 months or less, you will be subject to tax at a flat rate of 10%. If you hold your shares for more than 12 months, you will not be subject to tax on the gain.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will not withhold the taxes due at exercise or report any benefit arising from your stock options. You are solely responsible for reporting the amount of the benefit as employment income on your annual Portuguese tax return and remitting any tax due.

Singapore

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Singapore throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, we do not believe that a taxable event will be triggered when you tender your eligible outstanding stock options. However, there is a risk that the voluntary tendering of your outstanding options could be considered a “release of rights” under Singapore tax law and thus deemed to be a taxable event. Please consult your tax or financial advisor for further information.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be taxed on the difference between the fair market value of the underlying stock at exercise and the grant price. You will be subject to income tax at your regular personal income tax rate.

When you sell your shares, you will not be subject to tax unless you are considered a stock trader by the Singapore tax authorities.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will not withhold the tax due at exercise, but will report the taxable amount on your Statement of Earnings (Form IR8A). Your employer will also disclose the number of shares acquired, the fair market value of the shares and the purchase price you paid for the shares. You are responsible for reporting the amount of the taxable benefit on your annual Singapore tax return (along with a copy of Form IR8A) and remitting any tax due.

South Africa

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of South Africa throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

We do not believe that a taxable event will be triggered at the time you tender your eligible outstanding stock options. However, the South African tax law on this issue is unclear and therefore we recommend that you consult with your personal tax advisor.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at exercise and the grant price.

When you sell your shares, you may be subject to capital gains tax on the excess of your sales proceeds over the fair market value of the shares on the date of exercise. The first ZAR 10,000 capital gain will be exempt from tax. Twenty-five percent of the capital gain in excess of ZAR 10,000 will be subject to tax at your ordinary income tax rate.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Yes, your employer will withhold the taxes due at exercise and will report the taxable benefit on your annual tax certificate (Form IRP5). You are required to submit this tax certificate and report the amount of the taxable income recognized at exercise and any capital gains, on your annual tax return.

Spain

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Spain throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be taxed on the difference between the fair market value of the underlying stock at exercise and the grant price. The taxable amount is subject to income tax and social tax.

When you sell your shares, you will be subject to capital gains tax on the excess of your sales proceeds over the fair market value of the shares on the date of exercise. If you hold your shares for one year or less from the date of exercise, the gain will be subject to tax at your ordinary income tax rate. If you hold your shares for more than one year from the date of exercise, the gain will be taxed at a flat rate of 15%.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Yes, your employer will withhold the taxes due at exercise and will report the taxable benefit and the amount withheld on your annual tax withholding certificate. You are also required to report the taxable benefit on your annual tax return.

Sweden

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Sweden throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options. However, there is the possibility that the exchange will be deemed to be a taxable event by the tax authorities. If a taxable event is deemed to occur, the taxable amount will likely be equal to the value of the new options granted. As there are no specific laws governing the tendering of stock options in Sweden, it is recommended that you consult with your personal tax or financial advisor. You should disclose the tender of your outstanding options in your annual income tax return for both the year of cancellation and the year of re-grant. To this end, your employer will provide you with a statement to include in your annual tax return.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be taxed on the difference between the fair market value of the underlying stock at exercise and the grant price. This amount is subject to income tax at your marginal rate. You will also be subject to National Pension Contributions on the taxable amount. Additionally, wealth tax may be due if your wealth exceeds specific levels as of December 31st.

Upon sale of your underlying shares, you will be subject to capital gains tax on the excess of your sales proceeds over the fair market value of the shares on the date of exercise. You will be subject to tax on this gain at a flat capital gains rate of 30%.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Yes, your employer will withhold the taxes due at exercise and report the gain at exercise on your annual income statement (kontolluppgift). You are required to report the amount of the gain at exercise on your annual Swedish tax return.

Additionally, you are responsible for informing your employer of the details of your option exercise within one month of the exercise of your option.

Switzerland

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Switzerland throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event will not be triggered when you tender your eligible outstanding stock options.

Special Considerations

Your eligible outstanding stock options have an option term of ten years and six months. However, assuming that the new federal tax directive is fully implemented by the cantonal tax authorities, then the term of your new stock options will be four years if your tendered options were originally granted under the Global Share Plan or the Performance Share Plan or six years if your tendered options were originally granted under the Incentive Plan or the Transition Incentive Plan.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options is not expected to trigger a taxable event.

When will my new stock options become taxable?

EDS intends to grant your new options with terms that will result in these options being taxed at the time of exercise. The Swiss federal tax authorities have recently issued a directive that is expected to result in options with certain conditions attached being taxed at exercise. If this directive is likewise adopted by the cantonal tax authorities in respect of cantonal taxes, then it is expected that all taxes in respect of the new options that may be granted to you will be due at the time of exercise. In such case, you will be taxed on the difference between the fair market value of the underlying stock at exercise and the grant price. You will be subject to income tax at your regular personal income tax rate, which varies by canton and commune, as well as social taxes.

In the event that the Swiss federal tax directive is not adopted by the cantonal tax authorities in respect of cantonal taxes, EDS intends to take measures to grant your new options in such a manner as to continue to provide for tax at exercise on these new options (e.g., providing an option term of ten years and six months). Further information regarding the option term and the expected tax consequences of the grant of your new options will be provided to you at the time the new options are granted.

The value of your shares will also be subject to wealth tax. All cantons levy wealth tax based on net assets, which would include any shares that you own at the end of each year. Standard allowances are prescribed by law according to personal circumstances and may be deducted before paying tax. Wealth tax rates and thresholds differ by canton.

Upon sale of your underlying shares, you will generally not be subject to tax.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

If you are a Swiss national resident in Switzerland or a “C” permit holder, your employer will not withhold income taxes on your behalf. However, your employer will withhold appropriate social security taxes and report any benefit arising from your stock options on your year-end salary certificate. You must remit the appropriate taxes due to the tax authorities and report any taxable income recognized on your personal income tax return.

If you are not a Swiss national resident in Switzerland or not a “C” permit holder, your employer will withhold the social security tax, as well as the applicable income taxes due at exercise. Additionally, if you are required to file a tax return, you must report the amount of taxable income on your income tax return.

Taiwan

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Taiwan throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be taxed on the difference between the fair market value of the underlying stock at exercise and the grant price. The taxable amount is subject to your regular income tax rate.

Upon sale of your underlying shares, you will not be subject to tax.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will not withhold the taxes due at exercise or report the benefit arising from the stock options. You are responsible for reporting the taxable benefit on your annual Taiwanese tax return and remitting any tax due.

Thailand

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Thailand throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at exercise and the grant price.

When you sell your shares, you may be subject to capital gains tax depending on when the gains are remitted into Thailand.

If gains are remitted to Thailand in the year of sale

If you remit the gains generated upon sale of your shares to Thailand in the same calendar year in which the gain is realized, the capital gain is taxed at regular marginal income tax rates2.

If gains are not remitted to Thailand in the year of sale

Any gain generated upon sale of your shares will not be subject to tax if the gains are not remitted to Thailand in the same calendar year2.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

EDS will not withhold the taxes due at exercise or report the benefit arising from the stock options. You are responsible for reporting the gain on exercise and any capital gains remitted to Thailand in the year of sale on your annual Thai tax return (Form PND91), and for remitting any tax due in the year following income recognition.

United Kingdom

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of the United Kingdom throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

[2]	If you are a resident of Thailand, you are obligated to remit the gains to Thailand within seven days of receipt.

Special Considerations

UK Inland Revenue Approved Company Share Option Plan

Some of your eligible outstanding stock options may be “approved” options if they were granted under the Global Share Plan or the Performance Share Plan, as EDS had obtained UK Inland Revenue approval for this plan as an Approved Company Share Option Plan. Any new options that may be granted to you under the terms of this offer will be granted under the Incentive Plan. EDS intends to apply to the Inland Revenue for approval of the Incentive Plan as an Approved Company Share Option Plan. If EDS is successful in receiving the approval, the new options which may be granted to you are expected to be “approved” options, up to the maximum limit permitted by the plan rules. It is possible, however, that some or all of the new options which may be granted to you will be “unapproved” options, even if they are being granted in exchange for “approved” tendered options. You should take these matters into account in deciding whether to participate in the offer.

National Insurance Contributions

If any of your eligible outstanding stock options were granted prior to 6 April 1999, then you should be aware that any new stock options you receive will be subject to different National Insurance Contribution (“NIC”) rules than the options that you elected to exchange. Options granted prior to 6 April 1999 are not subject to NIC. Options granted after this date are subject to NIC at a rate of 11%, up to the upper earnings limit (for the tax year 6 April 2003 to 5 April 2004) of £595 per week (£30,940 per annum) and, in addition a 1% NIC charge will apply (without cap) on income above this limit. Therefore, any new stock options issued in exchange for your eligible outstanding stock options will be subject to NIC unless the new stock options are granted under a UK Inland Revenue Approved Company Share Option Plan and you perform an “approved” option exercise, with the result that no NIC would be due upon such exercise. You should take these matters into account, if applicable, in deciding whether to participate in the offer.

Option Term

The term of your new stock options will be five years if your tendered options were originally granted under the Global Share Plan or the Performance Share Plan. Because you cannot exercise any options granted under a UK Inland Revenue approved option plan prior to the expiration of three years following the grant date if you wish to perform an “approved” option exercise (as described below), this term is one year longer than for most other EDS employees who will be exchanging options issued under those plans. However, if your tendered options were originally granted under the Incentive Plan or the Transition Incentive Plan, the term of your new stock options will be six years. This term is the same as the term for all other EDS employees who will be exchanging options issued under those plans.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

When you exercise your new stock options, you may be subject to income tax and NIC, depending on whether the option is granted under an “approved” or “unapproved” plan and, with an “approved” option, whether you perform an “approved” or “unapproved” option exercise. You will also be subject to capital gains tax upon the sale of your shares.

Unapproved Option Grant

If your options are not granted under a UK Inland Revenue approved option plan, you will be subject to tax at exercise on the difference between the fair market value of the underlying stock and the grant price. You will be subject to income tax on the taxable amount at your marginal income tax rate and to NIC.

When you sell your shares, you will be subject to capital gains tax on the excess of your sales proceeds over the fair market value of the shares on the date of exercise. The gain will be subject to tax at your regular income tax rate. However, the first £7,900 of capital gain (for the tax year 6 April 2003 to 5 April 2004) from all sources in a tax year is exempt from tax. Further, depending on the period of time you have held your shares and whether the shares qualify as business assets (which depends on whether you continue to be employed by the EDS group of companies), the capital gain may be reduced by taper relief. Please consult your personal tax or financial advisor.

Approved Option Grant

Some or all of your new stock options may be granted under a UK Inland Revenue approved option plan (the maximum value of “approved” options which you may hold at any time is £30,000). If you receive an “approved” stock option, you will not be subject to income tax or NIC upon the exercise of such an approved option if you perform an “approved” exercise. Generally, you will be deemed to have performed an “approved” exercise if you exercise your options no earlier than three years from the grant date. You will only be subject to capital gains tax upon sale of the underlying shares on the excess of the sales proceeds over the grant price. The gain will be subject to tax at your regular income tax rate. However, you may be able to benefit from the £7,900 annual capital gains exemption and from taper relief, as described above.

If you perform an “unapproved” exercise, you will be subject to tax on the difference between the fair market value of the underlying stock at the time of exercise and the grant price. The taxable amount will be subject to income tax at your marginal income tax rate and to NIC. You will be deemed to have performed an “unapproved” exercise if you exercise your options within three years of the date of grant of such options, although in some circumstances (e.g., upon disability or retirement), you will be deemed to have performed an “approved” option exercise even where you exercise the option within three years of grant provided that you exercise within six months of cessation of employment. When you sell your shares acquired pursuant to an “unapproved” option exercise, you will be subject to capital gains tax on the excess of the sales proceeds over the fair market value of the shares on the date of exercise. The gain will be subject to tax at your regular income tax rate. However, you may be able to benefit from the £7,900 annual capital gains exemption and from taper relief, as described above. Please consult your personal tax or financial advisor.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

If you exercise an unapproved option or if you perform an “unapproved” exercise of an approved option, your employer will withhold and report income tax and NIC upon exercise. If the amount withheld is not sufficient to cover your actual tax liability, you will be responsible for paying any deficiency. If the amount withheld is not sufficient to cover your actual liability and you fail to pay your employer the income tax and NIC due within 90 days of exercise, you will be deemed to have received a further taxable benefit equal to the amount of tax due. This will give rise to a further tax charge.

If you perform an “approved” exercise of an approved option, your employer will not withhold any income tax or NIC (as no NIC will be due). Your employer will, however, report the grant of approved options and all future option exercises of approved options to the Inland Revenue.

Your employer will report the exchange of the eligible outstanding stock options, the grant of the new stock options and any option exercises on its annual tax return and on your annual benefits return. You must also report the exercise of your new stock options and the sale of your shares on your annual tax return. In all cases, you will be responsible for paying any tax due upon the sale of your shares.

Venezuela

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of Venezuela throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

Will my election to exchange eligible options trigger a taxable event?

No, a taxable event should not be triggered when you tender your eligible outstanding stock options.

Will the granting of the new options trigger a taxable event?

No, the granting of new stock options will not trigger a taxable event.

When will my new stock options become taxable?

Due to exchange control restrictions in Venezuela, you will be required to perform a “cashless” exercise or a “same-day” sale as a condition of your stock option exercise. Therefore, you will immediately sell the shares that you receive as a result of your option exercise.

When you exercise your new stock options, you will be subject to income tax on the difference between the fair market value of the underlying stock at exercise and the grant price. When the underlying shares are immediately sold, you will not be subject to capital gains tax because the sale price for the shares will be the same as the fair market value at exercise.

Will EDS withhold taxes or report any benefit arising from the stock options on my behalf?

Your employer will not withhold the taxes due at exercise, but will report the amount of the taxable benefit on your wage tax card (Form AR-C). You are responsible for reporting the amount of the benefit on your annual Venezuelan tax return (Form DPN-25) in the year following the year in which income is recognized.

Employee Tax Communication: Stock Option Exchange

The tax information in this document was provided by EDS’ external tax advisors and is intended as a general overview of the tax requirements in your country. This information assumes that you have been a resident of the respective country throughout this process, and the tax rules may differ if you are a citizen or resident of another country for local law purposes. If there is a discrepancy between this document and the interpretation made by your local tax authorities, the interpretation made by the local tax authorities will always govern. The information contained herein is current as of the date of the Offer to Exchange. Tax laws are subject to change and EDS has no obligation to update the information contained herein; therefore, you should consult a personal tax advisor for further information.

This letter provides only limited information about EDS’ exchange offer and you should not rely on it to provide complete information about the exchange offer. YOU SHOULD CAREFULLY REVIEW EDS’ OFFER TO EXCHANGE IN ITS ENTIRETY. Terms used herein have the meanings ascribed thereto in the complete Offer to Exchange.

COUNTRY	Will my election to exchange eligible options trigger a taxable event?	Will the granting of new options trigger a taxable event?	When will my new stock options become taxable?	Will EDS withhold taxes on any benefit arising from the stock options on my behalf?	Will EDS report any benefit arising from the stock options on my behalf?
Chile	No	No	When you sell your shares.	No	No
Costa Rica	No	No	When you exercise your stock options.	Yes, both income tax and social tax will be withheld by your employer.	Yes
Dominican Republic	No	No	When you sell your shares.	No	No

Ecuador	No	No	When you exercise your stock options.	No	No

COUNTRY	Will my election to exchange eligible options trigger a taxable event?	Will the granting of new options trigger a taxable event?	When will my new stock options become taxable?	Will EDS withhold taxes on any benefit arising from the stock options on my behalf?	Will EDS report any benefit arising from the stock options on my behalf?
Greece	No	No	When you exercise your stock options.	Yes, both income tax and social tax will be withheld by your employer.	Yes, the amount will be reported on your annual withholding tax clearance return. You must also report the benefit on your personal tax return.
Indonesia	No	No	When you sell your shares.	No	No

Peru	No	No	When you sell your shares.	No	No
Philippines	No	No	When you exercise your stock options.	Yes, both income tax and social tax will be withheld by your employer.	Yes, the amount will be reported on your wage tax card. You must also report the benefit on your personal tax return.
Puerto Rico	No	No	When you exercise your stock options.	Yes, both income and social tax will be withheld by your employer.	Yes, the amount will be reported on your Form W-2. You must also report the benefit on your personal tax return.
Russia	No	No	When you exercise your stock options.	No	No

COUNTRY	Will my election to exchange eligible options trigger a taxable event?	Will the granting of new options trigger a taxable event?	When will my new stock options become taxable?	Will EDS withhold taxes on any benefit arising from the stock options on my behalf?	Will EDS report any benefit arising from the stock options on my behalf?
Turkey	No	No	When you exercise your stock options.	No	No

U.A.E.	No	No	You will not be taxed when you exercise your stock options or sell your shares.	N/A	N/A